EXHIBIT 2.1
IN THE UNITED STATES BANKRUPTCY COURT
FOR THE NORTHERN DISTRICT OF GEORGIA
ATLANTA DIVISION

In re:	Chapter 11

ALLIED HOLDINGS, INC., et al.[1]	Case Nos. 05-12515 through 05-12526 and 05- 12528 through 05-12537
(Jointly Administered)

Debtors.	Judge Mullins
JOINT PLAN OF REORGANIZATION OF ALLIED HOLDINGS, INC.
AND AFFILIATED DEBTORS PROPOSED BY THE DEBTORS, YUCAIPA AND THE
TEAMSTERS NATIONAL AUTOMOBILE TRANSPORTATION INDUSTRY
NEGOTIATING COMMITTEE
Dated March 2, 2007

LATHAM & WATKINS LLP	TROUTMAN SANDERS LLP
Robert A. Klyman	Jeffrey W. Kelley
633 West Fifth Street, Suite 4000	Bank of America Plaza
Los Angeles, CA 90071	600 Peachtree Street, N.E. – Suite 5200
Telephone: (213) 485-1234	Atlanta, Georgia 30308-2216
Facsimile: (213) 891-8763	Telephone: (404) 885-3000
Facsimile: (404) 885-3900

and
Counsel for the Debtors

PARKER, HUDSON, RAINER & DOBBS LLP
Rufus T. Dorsey	PREVIANT, GOLDBERG, UELMEN, GRATZ,
1500 Marquis Two Tower	MILLER & BRUEGGEMAN, S.C.
285 Peachtree Center Ave., N.E.	Frederick Perillo
Atlanta, Georgia 30303	1555 N. River Center Dr., Suite 202
Telephone: (404) 420-5550	Milwaukee, WI 53212
Facsimile: (404) 522-8409	Telephone: (414) 223-0434
Facsimile: (414) 271-6308

Counsel for Yucaipa American Alliance Fund I, LP and Yucaipa	Counsel for the Teamsters National Automobile
American Alliance (Parallel) Fund I, LP	Transportation Industry Negotiating Committee

[1]	The Debtors in the jointly administered cases are: Allied Holdings, Inc., Case No. 05-12515; Allied Automotive Group, Inc., Case No. 05-12516; Allied Systems, Ltd. (L.P.), Case No. 05-12517; Allied Systems (Canada) Company, Case No. 05-12518; QAT, Inc., Case No. 05-12519; RMX LLC, Case No. 05-12520; Transport Support LLC, Case No. 05-12521; F.J. Boutell Driveaway LLC, Case No. 05-12522; Allied Freight Broker LLC, Case No. 05-12523; GACS Incorporated, Case No. 05-12524; Commercial Carriers, Inc., Case No. 05-12525; Axis Group, Inc., Case No. 05-12526; Axis Netherlands, LLC, Case No. 05-12528; Axis Areta, LLC, Case No. 05-12529; Logistic Technology, LLC, Case No. 05-12530; Logistic Systems, LLC, Case No. 05-12531; CT Services, Inc., Case No. 05-12532; Cordin Transport LLC, Case No. 05-12533; Terminal Services LLC, Case No. 05-12534; Axis Canada Company, Case No. 05-12535; Ace Operations, LLC, Case No. 05-12536; and AH Industries Inc., Case No. 05-12537.

TABLE OF CONTENTS

ARTICLE I. DEFINITIONS AND GENERAL PROVISIONS	2

1.1 Definitions	2
1.2 Time	22
1.3 Rules of Interpretation	22

ARTICLE II. CLASSIFICATION OF CLAIMS AND INTERESTS; IMPAIRMENT	22

2.1 Summary	22
2.2 Deemed Acceptance of Plan	24
2.3 Deemed Rejection of Plan	24
2.4 Classes Entitled to Vote on Plan	24
2.5 Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code	24
2.6 Prepetition Lender Claims	24

ARTICLE III. TREATMENT OF CLAIMS AND INTERESTS	24

3.1 Class 1 et seq. — Other Secured Claims	25
3.2 Class 2 — Priority Non-Tax Claims	25
3.3 Class 3 — Workers’ Compensation Claims	26
3.4 Class 4A — General Unsecured Claims	27
3.5 Class 4B — Insured Claims	27
3.6 Class 4C — Other Insured Claims	28
3.7 Class 5 — Intercompany Claims	28
3.8 Class 6—Subordinated General Unsecured Claims	29
3.9 Class 7A — Old Allied Holdings Common Stock	29
3.10 Class 7B — Old Other Debtors Common Stock	29
3.11 Class 7C — Old Allied Holdings Stock Rights	30
3.12 Special Provision Governing Unimpaired Claims	30

ARTICLE IV. TREATMENT OF UNCLASSIFIED CLAIMS	30

4.1 Summary	30
4.2 Unclassified Claims (Applicable to All Debtors)	30

ARTICLE V. TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES	33

5.1 Assumption and Cure of Executory Contracts and Unexpired Leases	33
5.2 Cure of Defaults of Assumed Executory Contracts and Unexpired Leases	34
5.3 Collective Bargaining Agreement	35
5.4 Employment Agreements and Other Benefits	35

ARTICLE VI. MEANS FOR IMPLEMENTATION OF PLAN	36

6.1 Continued Corporate Existence and Vesting of Assets in Reorganized Debtors	36
6.2 Substantive Consolidation of Claims against Debtors for Plan Purposes Only	37
6.3 Exit Financing	37
6.4 Sources of Cash for Distribution	38
6.5 Reinstatement of Interests of Allied Holdings in its Affiliates	38
6.6 Corporate and Limited Liability Company Action	38
6.7 Effectuating Documents; Further Transactions	38
6.8 Exemption from Certain Transfer Taxes and Recording Fees	38
6.9 Further Authorization	39
6.10 Canadian Operations Sale	39
6.11 Retained Actions	39
6.12 Other Documents and Actions	40
6.13 Corporate Action	40
6.14 Retiree Benefits	40
6.15 Employee Claims	41
6.16 Good Faith	41
6.17 Executory Contracts and Unexpired Leases Entered Into, and Other Obligations Incurred After, the Petition Date	41
6.18 Security Interests and Liens	41

ARTICLE VII. PROVISIONS REGARDING CORPORATE GOVERNANCE OF REORGANIZED DEBTORS	41

7.1 Amended Governing Documents and Amended By-Laws	41
7.2 Directors and Officers of Reorganized Debtors	42
7.3 New Employment, Retirement, Indemnification and Other Related Agreements and Incentive Compensation Programs	42
7.4 Effectuating Documents and Further Transactions	42
7.5 Authorization and Issuance of New Common Stock	43
7.6 Reserve	43
7.7 Listing of New Allied Holdings Common Stock	43

ARTICLE VIII. VOTING AND DISTRIBUTIONS	43

8.1 Voting of Claims	43
8.2 Nonconsensual Confirmation	43
8.3 Acceptance by Class of Creditors	43
8.4 Distributions for Claims Allowed as of the Effective Date	44
8.5 Disbursing Agent	44
8.6 Distributions of Cash	44
8.7 No Interest on Claims or Interests	44
8.8 Delivery of Distributions	45
8.9 Distributions to Holders as of the Record Date	45
8.10 De Minimis Distributions	46
8.11 Fractional Securities, Fractional Dollars	46

8.12 Compliance with Tax Requirements	46
8.13 No Duplicate Distributions	47
8.14 Distributions in U.S. Dollars	47

ARTICLE IX. PROCEDURES FOR TREATING AND RESOLVING DISPUTED CLAIMS	47

9.1 Objections to Claims	47
9.2 Authority to Prosecute Objections	47
9.3 No Distributions Pending Allowance	49
9.4 Estimation of Claims	49
9.5 Distributions After Allowance	49
9.6 Intentionally Omitted	49
9.7 Claims Covered by Insurance Policy	49

ARTICLE X. CONDITIONS PRECEDENT TO CONFIRMATION AND THE EFFECTIVE DATE OF THE PLAN	50

10.1 Conditions to Confirmation	50
10.2 Conditions to the Effective Date	51
10.3 Waiver of Conditions	52
10.4 Non-Waivable Conditions to the Effective Date	53
10.5 Effect of Failure of Conditions	53
10.6 Order Denying Confirmation	53

ARTICLE XI. EFFECT OF PLAN ON CLAIMS AND INTERESTS	54

11.1 Revesting of Assets	54
11.2 Discharge of Claims and Termination of Interests	54
11.3 Cancellation of Claims and Interests	54
11.4 Release by Debtors of Certain Parties	55
11.5 [Release by the Debtors of the DIP Lenders	57
11.6 Release by Holders of Claims and Interests	57
11.7 Releases Reasonable; Bankruptcy Court’s Exclusive Jurisdiction Related Thereto	58
11.8 Setoffs	58
11.9 Exculpation and Limitation of Liability	58
11.10 Injunction	59
11.11 Effect of Confirmation	59

ARTICLE XII. RETENTION AND SCOPE OF JURISDICTION OF THE BANKRUPTCY COURT	60

12.1 Retention of Jurisdiction	60
12.2 Alternative Jurisdiction	62
12.3 Final Decree	62

ARTICLE XIII. MISCELLANEOUS PROVISIONS	62

13.1 Modification of the Plan	62
13.2 Revocation of the Plan	63
13.3 Exemption From SEC Registration	63
13.4 Exemption from Securities Laws	63
13.5 Initial Offer and Sale Exempt from Registration	63
13.6 Applicable Law	63
13.7 Plan Supplement	64
13.8 Filing or Execution of Additional Documents	64
13.9 Withholding and Reporting Requirements	64
13.10 Waiver of Rule 62(a) of the Federal Rules of Civil Procedure	64
13.11 Allocation of Plan Distributions between Principal and Interest	64
13.12 Dissolution of Creditors’ Committee	64
13.13 Preparation of Estates’ Returns and Resolution of Tax Claims	65
13.14 Headings	65
13.15 Confirmation of Plans for Separate Debtors	65
13.16 No Admissions; Objection to Claims	65
13.17 Survival of Settlements	65
13.18 No Waiver	65
13.19 No Bar to Suits	66
13.20 Successors and Assigns	66
13.21 Severability of Plan Provisions	66
13.22 Post-Effective Date Effect of Evidences of Claims or Interests	66
13.23 Conflicts	66
13.24 Exhibits/Schedules	66
13.25 No Injunctive Relief	67
13.26 Rounding	67
13.27 Saturday, Sunday or Legal Holiday	67
13.28 Entire Agreement	67
13.29 Service of Certain Plan Exhibits and Disclosure Statement Exhibits	67
13.30 Service of Documents	67

v

INTRODUCTION
     Allied Holdings, Inc. and the Affiliated Debtors (collectively, the “Debtors”),Yucaipa American Alliance Fund I, LP and Yucaipa Alliance (Parallel) Fund I, LP (collectively, “Yucaipa”) and The Teamsters National Automobile Transportation Industry Negotiating Committee (“TNATINC”) hereby propose this Joint Plan of Reorganization (defined hereinafter as the “Plan”) for the resolution of the outstanding Claims against and Interests in the Debtors. Yucaipa and TNATINC are the proponents of this Plan within the meaning of Section 1129 of the Bankruptcy Code.
     The Creditors’ Committee has endorsed the Plan, subject to, among other things, review and approval of the Plan Supplement and other Plan documentation, as well as negotiation of certain related matters, including, without limitation, documentation of the issuance and Distribution of the New Common Stock, including anti-dilution provisions in respect thereof, appropriate post-Effective Date protections for the rights of minority shareholders, any proposed sale of assets, terms of any funding and exit financing, and other review and approval rights in connection with the Confirmation process.
     Reference is made to the Plan Proponents’ Disclosure Statement dated as of March 2, 2007 for a discussion of the Debtors’ history, businesses, results of operations, historical financial information, projections and properties, and for a summary of the Plan and certain related matters. There also are other agreements and documents, which are or will be filed with the Bankruptcy Court, that are referenced in the Plan and/or the Disclosure Statement and that will be available for review. All referenced documents are or will be accessible on the website http://administar.net/allied/indexmain.htm under the link for “Disclosure Statement and Plan”. Capitalized terms not defined in this

Introduction shall have the meanings ascribed to them in Article I hereof or as otherwise specified in the first paragraph of Section 1.1 below.
     Under the Plan, the Debtors will be reorganized through, among other things, the consummation of the following transactions: (i) payment in Cash of the DIP Facility Claims, (ii) payment in Cash, Reinstatement, return of collateral or other treatment of Other Secured Claims agreed between the holder of each such Claim and Yucaipa, (iii) distribution of New Common Stock on a Pro Rata basis to the holders of Allowed General Unsecured Claims, (iv) cancellation of the existing Interests in the Debtors, (v) assumption of Assumed Contracts, and (vi) the funding of the Exit Financing.
     Under Section 1125(b) of the Bankruptcy Code, a vote to accept or reject the Plan cannot be solicited from holders of claims and/or interests until such time as the Disclosure Statement has been approved by the Bankruptcy Court. The Plan Proponents urge all holders of Claims entitled to vote on the Plan to read the Plan, the Disclosure Statement and the exhibits attached hereto and thereto in their entirety before voting to accept or reject the Plan. To the extent, if any, that the Disclosure Statement is inconsistent with the Plan, the Plan will govern. No solicitation materials other than the Disclosure Statement and any schedules and exhibits attached thereto or referenced therein, or otherwise enclosed with the Disclosure Statement served by the Plan Proponents on interested parties, have been authorized by the Plan Proponents or the Bankruptcy Court for use in soliciting acceptances of the Plan.
ARTICLE I.
DEFINITIONS AND GENERAL PROVISIONS
     1.1 Definitions. As used in the Plan, capitalized terms have the meanings set forth below. Any capitalized term that is not otherwise defined herein, but that is used in the Bankruptcy Code, the Bankruptcy Rules or the local rules of the Bankruptcy Court, will have the meaning given to that term in the Bankruptcy Code, the Bankruptcy Rules or the local rules of the Bankruptcy Court, as applicable.
          (1) “Ace Operations” means Ace Operations, LLC, a Georgia limited liability company.
          (2) “Administrative Expense Claim” means a Claim for payment of an administrative expense of a kind specified in Section 503(b) or 1114(e)(2) of the Bankruptcy Code and/or entitled to priority pursuant to Sections 507(a)(1) or 507(b) of the Bankruptcy Code, including, but not limited to, (a) the actual, necessary costs and expenses, incurred on or after the Petition Date, of preserving the Estates and operating the business of the Debtors, (b) Professional Compensation, (c) any payment to be made under this Plan to cure a default on an executory contract or unexpired lease that is assumed pursuant to Section 365 of the Bankruptcy Code, (d) Allowed Claims entitled to be treated as Administrative Claims pursuant to a Final Order of the Bankruptcy Court and, (e) Indenture Trustee Fees and Expenses and (f) all fees and charges assessed against the Estates under chapter 123 of title 28, United States Code.
          (3) “Administrative Expense Claim Bar Date” means the first Business Day that is thirty (30) days following the Effective Date, except as specifically set forth in the Plan or a Final Order.
          (4) “Affiliates” has the meaning given such term by Section 101(2) of the Bankruptcy Code.
          (5) “Allied Automotive” means Allied Automotive Group, Inc., a Georgia corporation.
          (6) “Allied Canada” means Allied Systems (Canada) Company, a Nova Scotia unlimited.
          (7) “Allied Freight Broker” means Allied Freight Broker LLC, a Delaware limited liability company.
          (8) “Allied Holdings” means Allied Holdings, Inc., a Georgia corporation.
          (9) “Allied Systems” means Allied Systems, LTD. (L.P.)
          (10) “Allowed” when used herein together with the term Claim, means a Claim or any portion thereof that (i) has been allowed by a Final Order of the Bankruptcy Court; (ii) is listed in any of the Debtors’ respective Schedules (less any amounts paid on account of such Claim after the Petition Date), as such Schedules may be amended from time to time in accordance with Bankruptcy Rule 1009, and for which no contrary proof of Claim has been timely Filed, other than a Claim that is listed in any of the Debtors’ Schedules at zero or as disputed, contingent, or unliquidated; (iii) is evidenced by a proof of Claim that has been Filed with the Bankruptcy Court or the

Claims Agent on or before the Bar Date (or Administrative Expense Claim Bar Date if an Administrative Expense Claim) or deemed to be timely filed pursuant to any Final Order of the Bankruptcy Court or under applicable law, and as to which (A) no objection to its allowance has been timely Filed, or (B) any objection to its allowance has been settled or withdrawn, or has been overruled by a Final Order; or (iv) is Allowed pursuant to the terms of this Plan, including Indenture Trustee Fees and Expenses (regardless of whether such Claim has been listed by the Debtors in their Schedules and regardless of whether a proof of Claim has been filed in respect thereof); provided, however, that Claims allowed solely for the purpose of voting to accept or reject this Plan pursuant to an order of the Bankruptcy Court shall not be considered Allowed Claims for the purposes of distribution under this Plan. An Allowed Interest shall have a correlative meaning.
          (11) “Amended By-Laws” means the amended by-laws of the Reorganized Debtors prepared pursuant to Section 7.1 of this Plan, which shall be in substantially the forms contained in the Plan Supplement.
          (12) “Amended Governing Documents” means the amended and restated articles of incorporation, partnership agreement or limited liability company operating agreement, as the case may be, of each of the Reorganized Debtors prepared pursuant to Section 7.1 of this Plan, which shall be in substantially the forms contained in the Plan Supplement.
          (13) “Assets” means, collectively, all of the legal and equitable interests of the Debtors in the property, as defined by Section 541 of the Bankruptcy Code of the Estates of the Debtors (including, without limitation, all of the assets, property, interests (including equity interests) and effects, real and personal, tangible and intangible, including all Avoidance Actions), wherever situated as such properties exist on the Effective Date or thereafter.
          (14) “Avoidance Action” means any claim or cause of action of an Estate arising out of or maintainable pursuant to Sections 502, 510, 541, 542, 543, 544, 545, 547, 548, 549, 550, 551, or 553 of the Bankruptcy Code or under any other similar applicable law, regardless of whether or not such action has been commenced prior to the Effective Date.
          (15) “Axis Areta” means Axis Areta, LLC, a Georgia limited liability company.
          (16) “Axis Canada” means Axis Canada Company, a Nova Scotia unlimited liability company.
          (17) “Axis Group” means Axis Group, Inc., a Georgia corporation.
          (18) “Axis Netherlands” means Axis Netherlands, LLC, a Georgia limited liability company.

          (19) “Ballot” means each of the ballot forms that are distributed with the Disclosure Statement to Holders of Claims included in Classes that are Impaired under this Plan and are entitled to vote to accept or reject this Plan.
          (20) “Bankruptcy Code” means title 11 of the United States Code, as in effect on the Petition Date and as thereafter amended, if such amendments are made applicable to the Chapter 11 Cases.
          (21) “Bankruptcy Court” means the United States Bankruptcy Court for the Northern District of Georgia, Atlanta Division or, in the event such court ceases to exercise jurisdiction over any Chapter 11 Case, the District Court or such court or adjunct thereof that exercises jurisdiction over such Chapter 11 Case in lieu of the United States Bankruptcy Court for the Northern District of Georgia, Atlanta Division.
          (22) “Bankruptcy Rules” means, collectively, the Federal Rules of Bankruptcy Procedure and the Official Bankruptcy Forms, as in effect on the Petition Date and as thereafter amended, if such amendments are made applicable to the Chapter 11 Cases, the Federal Rules of Civil Procedure, as applicable, to the Chapter 11 Cases or proceedings therein, and the Local Rules of the Bankruptcy Court, as applied to the Chapter 11 Cases or proceedings therein, as the case may be.
          (23) “Bar Date” means the applicable bar date by which a proof of Claim must be or must have been Filed, as established by an order of the Bankruptcy Court, including the Bar Date Order and the Confirmation Order.
          (24) “Bar Date Order” means that certain Order Establishing a Bar Date for Filing Proofs of Claim and Approving the Manner and Notice Thereof entered by the Bankruptcy Court on November 16, 2005 [Docket No. 731].
          (25) “Business Day” means any day on which commercial banks are open for business, and not authorized to close, in the City of New York, New York, except any Saturday, Sunday or any day designated as a legal holiday in Bankruptcy Rule 9006(a).
          (26) “Canadian Operations Sale” shall have the meaning set forth in Section 6.10 hereof.
          (27) “Cash” means legal tender of the United States of America and equivalents thereof.
          (28) “Causes of Action” means all claims, actions, Avoidance Actions, choses in action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, remedies, rights of set-off, third-party claims, subrogation claims, contribution claims, reimbursement claims, indemnity claims, counterclaims, and cross-claims (including, but not limited to, all claims and any avoidance, recovery, subordination or other actions against insiders and/or any other entities under the Bankruptcy Code) of any of the Debtors, the Debtors-in-Possession,

and/or the Estates (including, but not limited to, those actions set forth in the Plan Supplement) that are or may be pending on the Effective Date or instituted by the Reorganized Debtors after the Effective Date against any entity, based in law or equity, including, but not limited to, under the Bankruptcy Code, whether direct, indirect, derivative, or otherwise and whether asserted or unasserted as of the date of entry of the Confirmation Order.
          (29) “Chapter 11 Case” means, with respect to each Debtor, the Chapter 11 Case initiated by such Debtor’s filing on the Petition Date of a voluntary petition for relief in the Bankruptcy Court under chapter 11 of the Bankruptcy Code. The Chapter 11 Cases are being jointly administered in the Bankruptcy Court as Bankruptcy Case No. 05-12515-CRM pursuant to the Order Directing Joint Administration of Cases entered by the Bankruptcy Court on August 1, 2005.
          (30) “Claim” means a claim against one of the Debtors (or all or some of them) whether or not asserted or Allowed, as defined in Section 101(5) of the Bankruptcy Code.
          (31) “Claims Agent” means JPMorgan Trust Company, National Association, 8475 Western Way, Suite 110, Jacksonville, FL 32256.
          (32) “Claims Objection Deadline” means the later of the first Business Day which is (i) one hundred twenty (120) days after the Effective Date, or (ii) such other time as may be ordered by the Bankruptcy Court, as such dates may be from time to time extended by the Bankruptcy Court without further notice to parties in interest.
          (33) “Class” means a category of Claims or Interests designated pursuant to the Plan.
          (34) “Commercial Carriers” means Commercial Carriers, Inc., a Michigan corporation.
          (35) “Confirmation” means the entry of the Confirmation Order on the docket of the Bankruptcy Court, within the meaning of Bankruptcy Rules 5003 and 9021.
          (36) “Confirmation Date” means the date on which the Bankruptcy Court enters the Confirmation Order on its docket, within the meaning of Bankruptcy Rules 5003 and 9021.
          (37) “Confirmation Hearing” means the hearing before the Bankruptcy Court held to consider confirmation of this Plan and related matters under Section 1128 of the Bankruptcy Code, as such hearing may be continued.
          (38) “Confirmation Order” means the order entered by the Bankruptcy Court confirming the Plan.
          (39) “Contract/Lease Schedule” shall have the meaning ascribed to it in Section 5.1 of the Plan.

          (40) “Cordin Transport” means Cordin Transport LLC, a Delaware limited liability company.
          (41) “Creditors’ Committee” means the official committee of unsecured creditors of the Debtors appointed by the United States Trustee in the Chapter 11 Cases pursuant to Section 1102 of the Bankruptcy Code as its composition may be changed from time to time by addition, resignation and/or removal of its members.
          (42) “CT Services” means CT Services, Inc., a Michigan corporation.
          (43) “Cure Amount” means the amount required to satisfy any Debtor’s obligations under Section 365(b) of the Bankruptcy Code with respect to such Debtor’s assumption of any executory contract or unexpired lease.
          (44) “Debtor” means, individually, Allied Holdings, Allied Automotive, Allied Systems, Allied (Canada), QAT, RMX, Transport Support, F.J. Boutell, Allied Freight Broker, GACS Incorporated, Commercial Carriers, Axis Group, Axis Netherlands, Axis Areta, Logistic Technology, Logistic Systems, CT Services, Cordin Transport, Terminal Services, Axis Canada, Ace Operations, and AH Industries, each of which is a Debtor in its Chapter 11 Case.
          (45) “Debtor-in-Possession” means the Debtors in their capacities as debtors in debtors in possession in the Chapter 11 Cases pursuant to sections 1107(a) and 1108 of the Bankruptcy Code
          (46) “Deficiency Amount” means the amount, if any, by which the Allowed amount of a Secured Claim exceeds the value of the collateral securing such Claim or the amount by which a Claim subject to setoff exceeds the amount of any setoff.
          (47) “Deficiency Claim” means any Claim against a Debtor representing a Deficiency Amount.
          (48) “Designated Notice” means notice and an opportunity for a hearing as defined in Section 102(1) of the Bankruptcy Code, with notice limited to the Debtors, the Plan Proponents, the Creditors’ Committee (if still in existence at such time), the United States Trustee, and other parties in interest who, after entry of the Confirmation Order, file a request for such notice with the Clerk of the Bankruptcy Court and serve a copy of same on counsel for the Debtors. Until and including the earlier of (a) the Effective Date and (b) thirty (30) days after the Confirmation Date, Designated Notice means notice pursuant to that certain Order Establishing Notice Procedures entered by the Bankruptcy Court on August 2, 2005 in the Chapter 11 Case [Docket No. 46].
          (49) “DIP Credit Documents” means that certain Senior Secured, Super-Priority Debtor-in-Possession Credit Agreement, dated as of August 1, 2005, as amended, supplemented or otherwise modified from time to time, and all documents executed in connection therewith by and between the Debtors as borrowers and General Electric as Administrative Agent, Collateral Agent, Revolver Agent and co-Syndication Agent, Morgan Stanley Senior Funding, Inc., as Term Loan A Agent, Term Loan B

Agent, Term Loan C Agent, co-Syndication Agent, co-Bookrunner and co-Term Loan B Lead Arranger and the other Lenders signatory thereto from time to time.
          (50) “DIP Lender Claim” means all Secured Claims arising under or pursuant to the DIP Credit Documents.
          (51) “DIP Lenders” means the Secured Parties as defined by the DIP Loan Facility.
          (52) “DIP Liens” means the Liens of the DIP Lenders on the Assets as previously granted pursuant to the Final DIP Order, subject to the limitations set forth therein.
          (53) “DIP Loan Facility” means that certain debtor-in-possession senior, secured credit facility entered into pursuant to the DIP Credit Documents.
          (54) “DIP Loan Facility Borrowers” means Allied Holdings and Allied Systems.
          (55) “DIP Loan Facility Guarantors” means Ace Operations, AH Industries, Allied Automotive, Allied Canada, Allied Freight Broker, Axis Areta, Axis Canada, Axis Group, Axis Netherlands, Commercial Carriers, Cordin Transport, CT Services, FJ Boutell, GACS, Logistic Systems, Logistic Technology, QAT, RMX, Terminal Services, and Transport Support.
          (56) “Disbursing Agent” means any entity (including any Reorganized Debtor and any Third Party Disbursing Agent), in its capacity as a disbursing agent pursuant to Section 8.5.
          (57) “Disclosure Statement” means the written disclosure statement that relates to this Plan, as approved by the Bankruptcy Court pursuant to Section 1125 of the Bankruptcy Code and Bankruptcy Rule 3017, as such disclosure statement may be amended, modified or supplemented from time to time in accordance with applicable law.
          (58) “Disclosure Statement Hearing” means the hearing held pursuant to Bankruptcy Code Section 1125(b) and Bankruptcy Rule 3017(a), including any continuances thereof, at which the Bankruptcy Court considers the adequacy of the Disclosure Statement.
          (59) “Disputed Claim” means (a) if no proof of Claim has been Filed by the applicable Bar Date, a Claim that is listed on a Debtor’s Schedules as other than disputed, contingent or unliquidated, but as to which an objection has been Filed on or before the Claims Objection Deadline, and such objection has not been withdrawn or denied by a Final Order; (b) if no proof of Claim has been Filed by the applicable Bar Date, a Claim that is listed on a Debtor’s Schedules as disputed, contingent or unliquidated; or (c) if a proof of Claim or request for payment of an Administrative Expense Claim has been Filed by the Bar Date (or the Administrative Expense Claim Bar Date, as the case may be) or has otherwise been deemed timely filed under applicable law: (i) a Claim for which no corresponding Claim is listed on a Debtor’s Schedules; (ii) a Claim for which a corresponding Claim is listed on a Debtor’s Schedules as other than disputed, contingent or unliquidated, but the nature or amount of the Claim as asserted in the proof of Claim varies from the nature and amount of such Claim as it is listed on the Schedules; (iii) a Claim for which a corresponding Claim is listed on a Debtor’s Schedules as disputed, contingent or unliquidated; or (iv) a Claim for which an objection has been Filed by a Debtor or Reorganized Debtor or, prior to the Confirmation Date, any other party in interest, by the Claims Objection Deadline, and such objection has not been withdrawn or denied by a Final Order.
          (60) “Distribution” means any distribution by the Debtors or Reorganized Debtors to a Holder of an Allowed Claim or Interest.
          (61) “Distribution Record Date” means the date selected in the Confirmation Order or any other Final Order of the Bankruptcy Court for determining which holders of Claims are eligible to receive distributions hereunder, and shall be the close of business on the Confirmation Date (or such other date established by Bankruptcy Court order).
          (62) “District Court” means the United States District Court for the Northern District of Georgia, Atlanta Division.
          (63) “Effective Date” means the date specified by Yucaipa (after consultation with the Debtors and the Creditors’ Committee) in a notice filed by the Debtors or Yucaipa with the Bankruptcy Court as the date on which this Plan shall take effect, which date shall be not more than five (5) Business Days after the date on which the conditions to the Effective Date provided for in this Plan have been satisfied or waived.
          (64) “Employee Wage Order” means that certain Order Authorizing Payment of Prepetition Wages, Certain Employee Benefits and Related Expenses entered on August 2, 2005 by the Bankruptcy Court.
          (65) “Entity” means an entity as defined in Section 101(15) of the Bankruptcy Code.
          (66) “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto.
          (67) “Estate” means, with regard to each Debtor, the estate that was created by the commencement by a Debtor of a Chapter 11 Case pursuant to Section 541 of the Bankruptcy Code, and shall be deemed to include, without limitation, any and all rights, powers, and privileges of such Debtor and any and all Assets and interests in property, whether real, personal or mixed, rights, causes of action, avoidance powers or extensions of time that such Debtor or such estate shall have had as of the commencement of the Chapter 11 Case, or which such Estate acquired after the commencement of the Chapter 11 Case, whether by virtue of Sections 541, 544, 545, 546, 547, 548, 549 or 550 of the Bankruptcy Code, or otherwise.

          (68) “Estates” means, collectively, the Estates created for the Debtors in the Chapter 11 Cases.
          (69) “Exit Financing” means the debt or equity financing to be provided on the Effective Date to the Reorganized Debtors to (a) fund the Debtors’ Cash payment obligations under the Plan and (b) provide the Reorganized Debtors’ anticipated working capital needs on and after the Effective Date.
          (70) “Exit Financing Lenders” means the lenders to be identified by the Debtors in the Plan Supplement that will provide the financing contemplated by the Exit Financing.
          (71) “File” or “Filed” means file, filed or filing with the Bankruptcy Court or its authorized designee in the Chapter 11 Cases.
          (72) “Final Decree” means the decree contemplated under Bankruptcy Rule 3022.
          (73) “Final DIP Order” means the Final Order (i) Authorizing Debtors to Obtain Postpetition Financing Pursuant to Section 364 of the Bankruptcy Code, (ii) Granting Liens and Super-Priority Claims, (iii) Granting Adequate Protection to Prepetition Agents and Prepetition Secured Lenders, and (iv) Authorizing Use of Cash Collateral, Prohibiting Setoffs, and Providing Adequate Protection to the Bank of Nova Scotia entered by the Bankruptcy Court on August 24, 2005 [Docket No. 210].
          (74) “Final Order” means an order or judgment of the Bankruptcy Court, or other court of competent jurisdiction, as entered on the docket in any Chapter 11 Case or the docket of any other court of competent jurisdiction, that has not been reversed, stayed, modified or amended, and as to which the time to appeal or seek certiorari or move for a new trial, reargument or rehearing has expired, and no appeal or petition for certiorari or other proceedings for a new trial, reargument or rehearing has been timely taken, or as to which any appeal that has been taken or any petition for certiorari that has been timely filed has been withdrawn or resolved by the highest court to which the order or judgment was appealed or from which certiorari was sought or the new trial, reargument or rehearing will have been denied or resulted in no modification of such order, provided, however, that the possibility that a motion under Rule 59 or Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules or applicable state court rules of civil procedure, may be Filed with respect to such order, shall not cause such order not to be a Final Order.
          (75) “FJ Boutell” means F.J. Boutell Driveaway, LLC, a Delaware limited liability company.
          (76) “GACS” means GACS Incorporated, a Georgia corporation.
          (77) “General Unsecured Claim” means a Claim against any Debtor other than an Administrative Expense Claim, a Priority Tax Claim, a Priority Non-Tax Claim, a DIP Facility Claim, Prepetition Loan Facility Claim, an Insured Claim (to the

extent paid by insurance), an Other Secured Claim, a Workers’ Compensation Claim, a Subordinated General Unsecured Claim, an Intercompany Claim or a claim arising out of Old Common Stock or Old Allied Holdings Stock Rights. General Unsecured Claims shall include any Deficiency Claims of a holder of a Secured Claim.
          (78) “Holder” means a holder of a Claim or Interest, as applicable.
          (79) “IBT” means the International Brotherhood of Teamsters.
          (80) “Impaired” means with respect to any Class of Claims or Interests, a Claim or Interest that is impaired within the meaning of Section 1124 of the Bankruptcy Code.
          (81) “Indenture Trustee” means Wells Fargo Bank, National Association, as trustee, or any successor trustee, under the Prepetition Notes Indenture.
          (82) “Indenture Trustee Charging Lien” means any Lien or other priority in payment or right available to the Indenture Trustee pursuant to the Prepetition Notes Indenture or otherwise available to the Indenture Trustee under applicable law, for the payment of Indenture Trustee Fees and Expenses.
          (83) “Indenture Trustee Fees and Expenses” means the reasonable fees and expenses of the Indenture Trustee (including reasonable attorneys fees) allowable under the Prepetition Notes Indenture.
          (84) “Initial Board” shall have the meaning set forth in Section 7.2 of the Plan.
          (85) “Insured Claim” means any Tort Claim arising from an incident or occurrence alleged to have occurred prior to the Effective Date that is covered under an insurance policy, including the Debtors’ self-insured retention, other than a workers’ compensation insurance policy, applicable to the Debtors or their businesses.
          (86) “Intercompany Claim” means any Claim that is or could be asserted by any Debtor(s) or its/their Estate(s) against any other Debtor(s) or its/their Estate(s).
          (87) “Interest” means any equity security of any Debtor (as defined in Section 101(16) of the Bankruptcy Code).
          (88) “KERP” means that certain key employee retention program approved by the Bankruptcy Court on December 19, 2005 [Docket No. 829] and implemented by supplemental order entered by the Bankruptcy Court on January 6, 2006 [Docket No. 905].
          (89) “Lien” has the meaning set forth in Section 101(37) of the Bankruptcy Code.

          (90) “Logistic Systems” means Logistic Systems, LLC, a Georgia limited liability company.
          (91) “Logistic Technology” means Logistic Technology, LLC, a Georgia limited liability company.
          (92) “Material Adverse Effect” means any material adverse change in the assets, liabilities, operations, business, property or prospects of the Debtors’ or Reorganized Debtors’ businesses, in each case taken as a whole.
          (93) “New Ace Operations Common Stock” means the membership interests in Reorganized Ace Operations, authorized hereunder on the Effective Date and any additional membership interests authorized for the purposes specified herein and as further described in the Amended Governing Documents.
          (94) “New AH Industries Common Stock” means the shares of common stock of Reorganized AH Industries, par value $0.01 per share, authorized hereunder on the Effective Date and any additional shares authorized for the purposes specified herein and as further described in the Amended Governing Documents.
          (95) “New Allied Automotive Common Stock” means the shares of common stock of Reorganized Allied Automotive, par value $0.01 per share, authorized hereunder on the Effective Date and any additional shares authorized for the purposes specified herein and as further described in the Amended Governing Documents.
          (96) “New Allied Canada Common Stock” means the shares of common stock of Reorganized Allied Canada, par value $0.01 per share, authorized hereunder on the Effective Date and any additional shares authorized for the purposes specified herein and as further described in the Amended Governing Documents.
          (97) “New Allied Freight Broker Common Stock” means the membership interests in Reorganized Allied Freight Broker, authorized hereunder on the Effective Date and any additional membership interests authorized for the purposes specified herein and as further described in the Amended Governing Documents.
          (98) “New Allied Holdings Common Stock” means the shares of common stock of Reorganized Allied Holdings, par value $0.01 per share, authorized hereunder on the Effective Date for Distribution to Holders of Allowed Claims in Classes 4A, 4B and 4C pursuant to the Plan and any additional shares authorized for the purposes specified herein and as further described in the Amended Governing Documents.
          (99) “New Allied Systems Common Stock” means the partnership interests of Reorganized Allied Systems, authorized hereunder on the Effective Date and any partnership interests authorized for the purposes specified herein and as further described in the Amended Governing Documents.
          (100) “New Axis Areta Common Stock” means the membership interests in Reorganized Axis Areta, authorized hereunder on the Effective Date and any additional membership interests authorized for the purposes specified herein and as further described in the Amended Governing Documents.
          (101) “New Axis Canada Common Stock” means the shares of common stock of Reorganized Axis Canada, par value $0.01 per share, authorized hereunder on the Effective Date and any additional shares authorized for the purposes specified herein and as further described in the Amended Governing Documents.
          (102) “New Axis Group Common Stock” means the shares of common stock of Reorganized Axis Group, par value $0.01 per share, authorized hereunder on the Effective Date and any additional shares authorized for the purposes specified herein and as further described in the Amended Governing Documents.
          (103) “New Axis Netherlands Common Stock” means the membership interests in Reorganized Axis Netherlands, authorized hereunder on the Effective Date and any additional membership interests authorized for the purposes specified herein and as further described in the Amended Governing Documents.
          (104) “New Commercial Carriers Common Stock” means the shares of common stock of Reorganized Commercial Carriers, par value $0.01 per share, authorized hereunder on the Effective Date and any additional shares authorized for the purposes specified herein and as further described in the Amended Governing Documents.
          (105) “New Common Stock” means, collectively, as applicable the shares of common stock, membership interests and partnership interests of each of the Reorganized Debtors as of the Effective Date.
          (106) “New Cordin Transport Common Stock” means the membership interests in Reorganized Cordin Transport, authorized hereunder on the Effective Date and any additional membership interests authorized for the purposes specified herein and as further described in the Amended Governing Documents.
          (107) “New CT Services Common Stock” means the shares of common stock of Reorganized CT Services, par value $0.01 per share, authorized hereunder on the Effective Date and any additional shares authorized for the purposes specified herein and as further described in the Amended Governing Documents.
          (108) “New FJ Boutell Common Stock” means the membership interests in Reorganized FJ Boutell, authorized hereunder on the Effective Date and any additional membership interests authorized for the purposes specified herein and as further described in the Amended Governing Documents.
          (109) “New GACS Common Stock” means the shares of common stock of Reorganized GACS, par value $0.01 per share, authorized hereunder on the Effective Date and any additional shares authorized for the purposes specified herein and as further described in the Amended Governing Documents.

          (110) “New Logistic Systems Common Stock” means the membership interests in Reorganized Logistic Systems, authorized hereunder on the Effective Date and any additional membership interests authorized for the purposes specified herein and as further described in the Amended Governing Documents.
          (111) “New Logistic Technology Common Stock” means the membership interests in Reorganized Logistic Technology, authorized hereunder on the Effective Date and any additional membership interests authorized for the purposes specified herein and as further described in the Amended Governing Documents.
          (112) “New QAT Common Stock” means the shares of common stock of Reorganized QAT, par value $0.01 per share, authorized hereunder on the Effective Date and any additional shares authorized for the purposes specified herein and as further described in the Amended Governing Documents.
          (113) “New RMX Common Stock” means the membership interests in Reorganized RMX, authorized hereunder on the Effective Date and any additional membership interests authorized for the purposes specified herein and as further described in the Amended Governing Documents.
          (114) “New Terminal Services Common Stock” means the membership interests in Reorganized Terminal Services, authorized hereunder on the Effective Date and any additional membership interests authorized for the purposes specified herein and as further described in the Amended Governing Documents.
          (115) “New Transport Support Common Stock” means the membership interests in Reorganized Transport Support, authorized hereunder on the Effective Date and any additional membership interests authorized for the purposes specified herein and as further described in the Amended Governing Documents.
          (116) “Old Ace Operations Common Stock” means the membership interests in Ace Operations that are outstanding immediately prior to the Effective Date and any right, contractual or otherwise, to acquire any membership interests in Ace Operations in existence immediately prior to the Effective Date.
          (117) “Old AH Industries Common Stock” means all authorized and issued shares of common stock of AH Industries that are outstanding immediately prior to the Effective Date and any right, contractual or otherwise, to acquire any common shares of Old AH Industries Inc. Common Stock in existence immediately prior to the Effective Date.
          (118) “Old Allied Automotive Common Stock” means all authorized and issued shares of common stock of Allied Automotive that are outstanding immediately prior to the Effective Date and any right, contractual or otherwise, to acquire any common shares of Old Allied Automotive Common Stock in existence immediately prior to the Effective Date.

          (119) “Old Allied Canada Common Stock” means all authorized and issued shares of common stock of Allied Canada that are outstanding immediately prior to the Effective Date and any right, contractual or otherwise, to acquire any common shares of Old Allied Canada Common Stock in existence immediately prior to the Effective Date.
          (120) “Old Allied Freight Broker Common Stock” means all membership interests in Allied Freight Broker that are outstanding immediately prior to the Effective Date and any right, contractual or otherwise, to acquire any membership interests of Allied Freight Broker in existence immediately prior to the Effective Date.
          (121) “Old Allied Holdings Common Stock” means all authorized and issued shares of common stock of Allied Holdings that are outstanding immediately prior to the Effective Date.
          (122) “Old Allied Holdings Stock Rights” means, collectively, all options, warrants and rights (whether fixed or contingent, matured or unmatured, disputed or undisputed) contractual, legal or otherwise, to purchase or acquire Old Common Stock.
          (123) “Old Allied Systems Common Stock” means all authorized and issued partnership interests of Allied Systems that are outstanding immediately prior to the Effective Date and any right, contractual or otherwise, to acquire any partnership interests of Old Allied Systems in existence immediately prior to the Effective Date.
          (124) “Old Axis Areta Common Stock” means all membership interests in Axis Areta that are outstanding immediately prior to the Effective Date and any right, contractual or otherwise, to acquire any membership interests in Axis Areta in existence immediately prior to the Effective Date.
          (125) “Old Axis Canada Common Stock” means all authorized and issued shares of common stock of Axis Canada that are outstanding immediately prior to the Effective Date and any right, contractual or otherwise, to acquire any common shares of Old Axis Canada Common Stock in existence immediately prior to the Effective Date.
          (126) “Old Axis Group Common Stock” means all authorized and issued shares of common stock of Axis Group that are outstanding immediately prior to the Effective Date and any right, contractual or otherwise, to acquire any common shares of Old Axis Group Common Stock in existence immediately prior to the Effective Date.
          (127) “Old Axis Netherlands Common Stock” means all membership interests in Axis Netherlands that are outstanding immediately prior to the Effective Date and any right, contractual or otherwise, to acquire any membership interest in Axis Netherlands in existence immediately prior to the Effective Date.
          (128) “Old Commercial Carriers Common Stock” means all authorized and issued shares of common stock of Commercial Carriers that are outstanding immediately prior to the Effective Date and any right, contractual or otherwise, to acquire any common shares of Old Commercial Carriers Common Stock in existence immediately prior to the Effective Date.
          (129) “Old Common Stock” means, collectively, Old Allied Holdings Common Stock and Old Other Debtors Common Stock.
          (130) “Old Corbin Common Stock” means the membership interests in Cordin Transport that are outstanding prior to the Effective Date and any right, contractual or otherwise, to acquire any membership interests in Corbin in existence immediately prior to the Effective Date.
          (131) “Old CT Services Common Stock” means all authorized and issued shares of common stock of CT Services that are outstanding immediately prior to the Effective Date and any right, contractual or otherwise, to acquire any common shares of Old CT Services Common Stock in existence immediately prior to the Effective Date.
          (132) “Old FJ Boutell Common Stock” means all membership interests in FJ Boutell that are outstanding immediately prior to the Effective Date and any right, contractual or otherwise, to acquire any membership interests in FJ Boutell in existence immediately prior to the Effective Date.
          (133) “Old GACS Common Stock” means all authorized and issued shares of common stock of GACS that are outstanding immediately prior to the Effective Date and any right, contractual or otherwise, to acquire any common shares of Old GACS Common Stock in existence immediately prior to the Effective Date.
          (134) “Old Logistic Systems Common Stock” means all membership interests in Logistic Systems that are outstanding immediately prior to the Effective Date and any right, contractual or otherwise, to acquire any membership interests in Logistic Systems in existence immediately prior to the Effective Date.
          (135) “Old Logistic Technology Common Stock” means all membership interests in Logistic Technology that are outstanding immediately prior to the Effective Date and any right, contractual or otherwise, to acquire any membership interests in Logistic Technology in existence immediately prior to the Effective Date.
          (136) “Old Other Debtors Common Stock” means, collectively, the authorized and issued shares of common stock, partnership interests, membership interests or other equity interests, as applicable, of or in the Other Debtors and any right, contractual or otherwise, to acquire any common shares of such common stock, or any such partnership interests or membership interests or other equity interests in existence immediately prior to the Effective Date.
          (137) “Old QAT Common Stock” means all authorized and issued shares of common stock of QAT that are outstanding immediately prior to the Effective Date and any right, contractual or otherwise, to acquire any common shares of Old QAT Common Stock in existence immediately prior to the Effective Date.

          (138) “Old RMX Common Stock” means all membership interests in RMX that are outstanding immediately prior to the Effective Date and any right, contractual or otherwise, to acquire any membership interests in RMX in existence immediately prior to the Effective Date.
          (139) “Old Terminal Services Common Stock” means all membership interests in Terminal Services that are outstanding immediately prior to the Effective Date and any right, contractual or otherwise, to acquire any membership interests in Terminal Services in existence immediately prior to the Effective Date.
          (140) “Old Transport Support Common Stock” means all authorized and issued membership interests in Transport Support that are outstanding immediately prior to the Effective Date and any right, contractual or otherwise, to acquire any membership interests in Transport Support in existence immediately prior to the Effective Date.
          (141) “Ordinary Course Professionals Order” means that certain Order Authorizing Employment of Professionals in the Ordinary Course of Business entered by the Bankruptcy Court on August 2, 2005 [Docket No. 55].
          (142) “Other Debtors” means all Debtors except for Allied Holdings.
          (143) “Other Insured Claim” means any Tort Claim arising from an incident or occurrence alleged to have occurred prior to the Effective Date and asserted against GACS and/or Commercial Carriers, Inc.
          (144) “Other Secured Claim” means a Secured Claim other than a Prepetition Lender Claim or a DIP Lender Claim.
          (145) “Person” shall have the meaning ascribed in Section 101(41) of the Bankruptcy Code.
          (146) “Petition Date” means July 31, 2005, the date on which each of the Debtors Filed its respective petition for relief in the Bankruptcy Court for the Northern District of Georgia, Newnan Division, commencing its Chapter 11 Case.
          (147) “Plan” means this joint plan of reorganization as the same may hereafter be amended or modified. If the Plan is withdrawn as the Plan for a particular Debtor, the defined term “Plan” shall not include the plan of reorganization or liquidation for such Debtor in its Chapter 11 Case except where the context otherwise requires.
          (148) “Plan Documents” means, collectively, the Disclosure Statement, this Plan, all exhibits, schedules and annexes to each, all of the documents included in the Plan Supplement, and all other agreements contemplated by the Plan.
          (149) “Plan Objection Deadline” means [___, 2007] the deadline established by the Bankruptcy Court for filing and serving objections to the Confirmation of the Plan.

          (150) “Plan Proponents” means, collectively, the Debtors, Yucaipa and TNATINC.
          (151) “Plan Supplement” means the compilation of documents and forms of documents, schedules and exhibits, including those specified in Section 13.7 of the Plan, as it may thereafter be altered, amended, modified or supplemented in accordance with the terms hereof.
          (152) “Postpetition Tax Claims” means Administrative Expense Claims and other Claims by a governmental unit for taxes against any of the Debtors (and for interest and/or penalties related to such taxes) for any tax year or period, which Claims first arise from and including the Petition Date through and including the Effective Date.
          (153) “Prepetition Lender Claim” means any Claim (including without limitation, principal, interest, fees, costs and expenses) under or pursuant to the Prepetition Loan Facility.
          (154) “Prepetition Loan Facility” means that certain senior, secured credit facility in the principal amount of approximately $180 million provided by a group of lenders, with Ableco Finance, LLC as collateral agent and Wells Fargo Foothill, Inc., formerly known as Foothill Capital Corporation, as administrative agent.
          (155) “Prepetition Notes” means the 8 5/8% Senior Notes in the aggregate principal face amount of $150,000,000 issued by Allied Holdings pursuant to the Prepetition Notes Indenture.
          (156) “Prepetition Notes Claim” means any Claim for principal and interest under or pursuant to the Prepetition Notes or the Prepetition Notes Indenture, including without limitation Claims against guarantors of the Prepetition Notes, which Claims shall constitute Allowed Claims under the Plan in an amount of not less than $154,317,286.61.
          (157) “Prepetition Notes Indenture” means that certain indenture dated as of September 30, 1997, by and between Allied Holdings and The First National Bank of Chicago, as trustee, as such indenture may have been amended, supplemented, or otherwise modified from time to time, and all related agreements and documents.
          (158) “Priority Non-Tax Claim” means a Claim entitled to priority under the provisions of Sections 507(a)(3) through 507(a)(7) of the Bankruptcy Code other than an Administrative Expense Claim, a Postpetition Tax Claim or a Priority Tax Claim.
          (159) “Priority Tax Claim” means a Claim against the Debtors that is of a kind specified in Sections 502(i) and 507(a)(8) of the Bankruptcy Code.
          (160) “Professional” means any professional employed in the Chapter 11 Cases pursuant to Sections 327 or 1103 of the Bankruptcy Code or any professional or other entity seeking compensation or reimbursement of expenses in connection with the Chapter 11 Cases pursuant to Section 503(b)(4) of the Bankruptcy Code.

          (161) “Professional Compensation” means (i) any amounts that the Bankruptcy Court allows pursuant to Section 327, 328, 330, 331, 363, 503(b) or 1103 of the Bankruptcy Code as compensation earned, and reimbursement of expenses incurred, by professionals employed by the Debtors and the Creditors’ Committee and (ii) any amounts the Bankruptcy Court allows pursuant to Sections 503(b) of the Bankruptcy Code in connection with the making of a substantial contribution to the Chapter 11 Cases.
          (162) “Pro Rata” means, with respect to any distribution on account of an Allowed Claim, a proportionate share, so that the ratio of the consideration distributed on account of an Allowed Claim or Allowed Interest in a Class or Classes to the amount of such Allowed Claim or Allowed Interest is the same as the ratio of the amount of the consideration distributed on account of all Allowed Claims or Allowed Interests in such Class or Classes to the amount of all Allowed Claims or Allowed Interests in such Class or Classes.
          (163) “QAT” means QAT, Inc., a Florida corporation.
          (164) “Qualified Pension Plans” means, collectively, all of the Debtors’ defined benefit plans, including: the Allied Defined Benefit Pension Plan, the Allied Systems, Ltd., UAW Local 95 Unit 2 Retirement Income Plan, the Allied Systems, Ltd. Office Workers UAW Local 95 Pension Plan and Trust, and the Registered Pension Plan for Employees of Allied Systems (Canada) Company.
          (165) “Record Date” means the date established in the Confirmation Order or any other Final Order of the Bankruptcy Court for determining the identity of Holders of Allowed Claims or Interests entitled to Distributions under this Plan. If no Record Date is established in the Confirmation Order or any other order of the Bankruptcy Court, then the Record Date shall be the Confirmation Date.
          (166) “Record Holder” means the Holder of a Claim or Interest as of the Record Date.
          (167) “Reinstated” or “Reinstatement” means (x) with respect to a Claim, (i) the Debtors shall cure any default with respect to such Claim that occurred before or after the relevant Petition Date, other than a default of a kind specified in Section 365(b)(2) of the Bankruptcy Code, (ii) the maturity of such Claim shall be Reinstated as such maturity existed before any such default, (iii) the holder of such Claim shall be compensated for any damages incurred as a result of any reasonable reliance by the holder on any right to accelerate its Claim, and (iv) the legal, equitable and contractual rights of such holder will not otherwise be altered, and (y) with respect to an Interest, the legal, equitable and contractual rights of the holder of such Interest will not be altered.
          (168) “Reorganized Debtor” or “Reorganized Debtors” means, on and after the Effective Date, the Debtors as reorganized pursuant to the Plan, as the case may be and, in each case, to the extent applicable. When referring to a specific Debtor as reorganized pursuant to the Plan, the Plan shall use the term “Reorganized [name of

           Debtor].” Reorganized Allied Holdings will be the ultimate corporate parent of the Reorganized Debtors.
          (169) “Retained Actions” means all claims, Causes of Action, rights of action, suits and proceedings, whether in law or in equity, whether known or unknown, which any Debtor or any Debtors’ Estate may hold against any Person, including, without limitation, (i) claims and Causes of Action brought prior to the Effective Date, (ii) claims and Causes of Action against any Persons for failure to pay for products or services provided or rendered by any of the Debtors, (iii) claims and Causes of Action relating to strict enforcement of any of the Debtors’ intellectual property rights, including patents, copyrights and trademarks, (iv) claims and Causes of Action seeking the recovery of any of the Debtors’ or the Reorganized Debtors’ accounts receivable or other receivables or rights to payment created or arising in the ordinary course of any of the Debtors’ or the Reorganized Debtors’ businesses, including, without limitation, claim overpayments and tax refunds, and (v) all Causes of Action that are Avoidance Actions.
          (170) “RMX” means RMX LLC, a Delaware limited liability company.
          (171) “Scheduled Claims” means Claims set forth on the Schedules.
          (172) “Schedules” means, with respect to any Debtor, the Schedules of Assets and Liabilities such Debtor filed in its Chapter 11 Case, as such Schedules may be amended from time to time in accordance with Bankruptcy Rule 1009.
          (173) “Secured Claim” means: (a) Claims that are secured by a Lien on property in which an Estate has an interest, which liens are valid, perfected and enforceable under applicable law or by reason of a Final Order, or that are subject to setoff under Section 553 of the Bankruptcy Code, to the extent of the value of the creditor’s interest in the Estate’s interest in such property or to the extent of the amount subject to setoff, as applicable, all as determined pursuant to Section 506(a) of the Bankruptcy Code; and (b) Claims which are Allowed under the Plan as a Secured Claim.
          (174) “Securities Act” means the Securities Act of 1933, 15 U.S.C. §§ 77a-77aa, as now in effect or hereafter amended.
          (175) “Securities and Exchange Commission” means the United States Securities and Exchange Commission.
          (176) “Securities Claim” means any Claim described in Section 510(b) of the Bankruptcy Code against any Debtor arising from recission of a purchase or sale of a security of any Debtor, for damages arising from the purchase or sale of such security, or for reimbursement, indemnity or contribution Allowed under Section 502 of the Bankruptcy Code on account of such Claim, or for any Claim arising out of the ownership of an equity security.
          (177) “Subordinated General Unsecured Claims” means (i) any Claim, or portion thereof, which is subordinated to the payment of all other General Unsecured Claims (other than Claims which are themselves Subordinated General Unsecured

Claims) pursuant to Section 510 of the Bankruptcy Code (including, without limitation, Securities Claims), any other applicable law, any order of the Bankruptcy Court or any applicable agreement, or (ii) any Claim for any fine, penalty, or forfeiture, or for multiple, exemplary or punitive damages, to the extent that such fine, penalty, forfeiture, or damages are not compensation for actual pecuniary loss suffered by the Holder of such Claim.
          (178) “Terminal Services” means Terminal Services LLC, a Delaware limited liability company.
          (179) “TNATINC” means the Teamsters National Automobile Transportation Industry Negotiating Committee.
          (180) “Tort Claim” means any Claim (including punitive damage claims to the extent permitted by the Bankruptcy Court and not otherwise subordinated under applicable law), which arose prior to the Petition Date, that has not been settled, compromised or otherwise resolved that: (a) arises out of allegations of personal injury, wrongful death, property damage or similar legal theories of recovery; or (b) arises under any federal, state or local statute, rule, regulation or ordinance governing, regulating or relating to health, safety, hazardous substances or the environment, including any products liability or tort claim asserted against GACS or Commercial Carriers, Inc.
          (181) “Transport Support” means Transport Support LLC, a Delaware limited liability company.
          (182) “Unimpaired” means, with respect to a Class of Claims or Interests, any Class that is unimpaired within the meaning of Section 1124 of the Bankruptcy Code.
          (183) “Voting Agent” means JPMorgan Trust Company, National Association, 8475 Western Way, Suite 110, Jacksonville, FL 32256 in its capacity as notice, claims and balloting agent for the Debtors.
          (184) “Voting Deadline” means ___, 2007 at 4:00 p.m. (Eastern Time), the date and time by which all Ballots must be received by the Voting Agent.
          (185) “Voting Instructions” means the instructions for voting on the Plan that are attached to the Ballots.
          (186) “Voting Record Date” means the date established by the Bankruptcy Court for determining the identity of Holders of Allowed Claims or Interests entitled to vote on this Plan.
          (187) “Workers’ Compensation Claim” means a Claim by any former or current employee of the Debtors arising from or related to their employment with the Debtors for which the Debtors are required by state statute to maintain workers’ compensation insurance coverage through a program of either third party insurance, self-insurance, or state-sponsored insurance.

          (188) “Workers’ Compensation Order” means that certain Order Authorizing Continued Maintenance and Payment of Obligations with Respect to Debtors’ Insurance Programs entered by the Bankruptcy Court on August 2, 2005 [Docket No. 56].
          (189) “Yucaipa” has the meaning set forth in the Introduction hereof.
     1.2 Time. Whenever the time for the occurrence or happening of an event as set forth in this Plan falls on a day which is a Saturday, Sunday, or legal holiday under the laws of the United States of America or the State of Georgia, then the time for the next occurrence or happening of said event shall be extended to the next day following which is not a Saturday, Sunday, or legal holiday. In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.
     1.3 Rules of Interpretation. For purposes of the Plan, unless otherwise provided herein: (a) whenever from the context it is appropriate, each term, whether stated in the singular or the plural, will include both the singular and the plural; (b) unless otherwise provided in the Plan, any reference in the Plan to a contract, instrument, release or other agreement or document being in a particular form or on particular terms and conditions means that such document will be substantially in such form or substantially on such terms and conditions; (c) any reference in the Plan to an existing document or exhibit Filed or to be Filed means such document or exhibit, as it may have been or may be amended, modified or supplemented pursuant to the Plan or Confirmation Order; (d) any reference to an Entity as a Holder of a Claim or Interest includes that Entity’s successors, assigns and affiliates; (e) unless otherwise specified in a particular reference, all references in the Plan to Sections, Articles and Exhibits are references to Sections, Articles and Exhibits of or to the Plan or Plan Supplement; (f) the words “herein,” “hereunder” and “hereto” refer to the Plan in its entirety rather than to a particular portion of the Plan; (g) unless otherwise specified, the words “acceptable to Yucaipa” shall in each instance mean “acceptable to Yucaipa in its sole and absolute discretion;” (h) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan; (i) all Exhibits to the Plan are incorporated into the Plan and shall be deemed to be included in the Plan; (j) all documents set forth in the Plan Supplement are incorporated into the Plan and shall be deemed to be included in the Plan; and (k) the rules of construction set forth in Section 102 of the Bankruptcy Code will apply.
ARTICLE II.
CLASSIFICATION OF CLAIMS AND INTERESTS; IMPAIRMENT
     2.1 Summary The following summary is for the convenience of all interested parties and is superseded for all purposes by the classification, description and treatment of Claims and Interests in Articles III and IV of the Plan. The categories of Claims and Interests set forth below classify all Claims against and Interests in the Debtors for all purposes of this Plan. A Claim or Interest shall be deemed classified in a particular Class only to the extent the Claim or Interest qualifies within the description of that Class and shall be deemed classified in a different Class to the extent that any remainder of such

Claim or Interest qualifies within the description of such different Class. A Claim or Interest is in a particular Class only to the extent that such Claim or Interest is Allowed in that Class and has not been paid or otherwise settled prior to the Effective Date. The treatment with respect to each Class of Claims and Interests provided for in this Article III shall be in full and complete satisfaction, release and discharge of such Claims and Interests.
     For the purposes of classification, voting, and treatment under this Plan, Claims against the Debtors, respectively, are classified in a single Class regardless of whether such Claims are assertable against one or more of the Debtors. The Plan Proponents do not believe that such classification or treatment adversely impacts upon the rights of any Holder of an Allowed Claim. The Plan Proponents do not intend, by so classifying Claims, to effect a substantive consolidation of any of the Debtors or their respective Estates. Rather, the separate corporate existence of each of the Debtors is preserved under this Plan in accordance with Section 6.1 of this Plan.
     The classification of Claims under this Plan is as follows:

Class	Designation	Impairment	Entitled to Vote
1 et seq.	Other Secured Claims	Unimpaired with	No if
		respect to Sections	Unimpaired;
		(i) and (v) of the	Yes if Impaired
paragraph titled
“Treatment” under
Section 3.1(2);
Impaired with
respect to Sections
(ii), (iii),(iv)
and (vi) of such
paragraph

2	Priority Non-Tax Claims	Unimpaired	No

3	Workers’ Compensation Claims	Unimpaired	No

4A	General Unsecured Claims	Impaired	Yes

4B	Insured Claims	Impaired	Yes

4C	Other Insured Claims	Impaired	Yes

5	Intercompany Claims	Impaired	No

6	Subordinated General Unsecured Claims	Impaired	No

7A	Old Allied Holdings Common Stock	Impaired	No

Class	Designation	Impairment	Entitled to Vote
7B	Old Other Debtors Common Stock	Impaired	No

7C	Old Allied Holdings Stock Rights	Impaired	No
     2.2 Deemed Acceptance of Plan. Certain subclasses of Class 1 described in Section 3.1(3) hereof, and Classes 2 and 3 are Unimpaired under this Plan. Accordingly, pursuant to Section 1126(f) of the Bankruptcy Code, Certain subclasses of Class 1, and Classes 2 and 3 are deemed to accept this Plan and are not entitled to vote to accept or reject this Plan.
     2.3 Deemed Rejection of Plan. Classes 5, 6 and 7A through 7C are Impaired under this Plan, and because such classes shall receive no distribution under the Plan, they are deemed to have rejected the Plan pursuant to Section 1126(g) of the Bankruptcy Code. Consequently, holders of Claims in Classes 5, 6 and 7A through 7C may not vote on the Plan.
     2.4 Classes Entitled to Vote on Plan. Certain subclasses of Class 1 described in Section 3.1(3) hereof, and Classes 4A, 4B and 4C are Impaired and are entitled to vote on the Plan.
     2.5 Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code. In the event at least one Impaired Class of Claims votes to accept the Plan (and at least one Impaired Class either votes to reject the Plan or is deemed to have rejected the Plan), the Plan Proponents shall request the Bankruptcy Court to confirm the Plan under Section 1129(b) of the Bankruptcy Code.
     2.6 Prepetition Lender Claims. During the Chapter 11 Case, the Holders of Prepetition Lender Claims received in full and final satisfaction of their Claims in Cash equal to one hundred percent (100%) of their Claims and, as a result, Prepetition Lender Claims are not classified or otherwise provided for in this Plan and the Holders of Prepetition Lender Claims are not entitled to vote to accept or reject this Plan.
ARTICLE III.
TREATMENT OF CLAIMS AND INTERESTS
     The timing and procedures for all Distributions specified in this Section are governed by Article VIII of the Plan. The categories of Claims and Interests listed below classify Claims and Interests for all purposes, including voting, confirmation and distribution pursuant hereto and pursuant to Sections 1122 and 1123(a)(1) of the Bankruptcy Code. The Plan deems a Claim or Interest to be classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class and shall be deemed classified in a different Class to the extent that any remainder of such Claim or Interest qualifies within the description of such different Class. A

Claim or Interest is in a particular Class only to the extent that any such Claim or Interest is Allowed in that Class and has not been paid or otherwise settled prior to the Effective Date.
     3.1 Class 1 et seq. — Other Secured Claims.
          (1) Classification: Class 1 consists of the Allowed Other Secured Claims against each Debtor. This Class will be divided into subclasses designated by letters of the alphabet (Class 1A, Class 1B and so on), so that each holder of any Secured Claim against each Debtor is in a Class by itself, except to the extent that there are Secured Claims that are substantially similar to each other and may be included within a single Class, and except for a precautionary class of otherwise unclassified classes of Secured Claims. A list of all Class 1 Claims and the proposed treatment thereof will be filed with the Bankruptcy Court ten days before the Voting Deadline. Such list may be amended, modified or supplemented by Yucaipa (after consultation with the Debtors and the Creditors’ Committee) (a) on or before three days before the Voting Deadline for any Secured Claims and (b) thereafter on or before three days before the Confirmation Hearing to add Secured Claims that will be treated in a manner that results in Holders of such Claims not having the right to vote to accept or reject the Plan.
          (2) Treatment: The Plan Proponents expect that the Claims of the members certain subclasses of Class 1 shall be Unimpaired under Sections (i) and (v) of this paragraph and the Claims of the members of certain subclasses of Class 1 shall be Impaired under Sections (ii), (iii), (iv) and (vi) of this paragraph. Each Holder of an Allowed Secured Claim in Class 1 shall, in the discretion of Yucaipa (after consultation with the Debtors and the Creditors’ Committee), receive, in full satisfaction, settlement, release and discharge of, and in exchange for, its Allowed Class 1 Claim, any one or a combination of any of the following: (i) Cash in an amount equal to such Allowed Class 1 Claim; (ii) deferred Cash payments totaling at least the Allowed amount of such Allowed Class 1 Claim, of a value, as of the Effective Date, of at least the value of such Holder’s interest in the Debtors’ property securing the Allowed Class 1 Claim; (iii) the property of the Debtors securing such holder’s Allowed Class 1 Claim; (iv) Cash payments or Liens amounting to the indubitable equivalent of the value of such holder’s interest in the Debtors’ property securing the Allowed Class 1 Claim; (v) Reinstatement of such Allowed Class 1 Claim; or (vi) such other treatment as Yucaipa (after consultation with the Debtors and the Creditors’ Committee) and such holder shall have agreed upon in writing.
          (3) Voting: Allowed Claims in Class 1 that are paid in full in Cash or Reinstated on the Effective Date or as soon as practicable thereafter are Unimpaired under the Plan and the holders of such Allowed Claims in Class 1 are conclusively deemed to have accepted this Plan pursuant to Section 1126(f) of the Bankruptcy Code. Allowed Claims in Class 1 that receive any alternative treatment are Impaired and therefore entitled to vote to accept or reject the Plan.
     3.2 Class 2 — Priority Non-Tax Claims.

          (1) Classification: Class 2 consists of all Allowed Priority Non-Tax Claims against the Debtors entitled to priority pursuant to Section 507(a) of the Bankruptcy Code, other than Allowed Administrative Expense Claims and Allowed Priority Tax Claims.
          (2) Treatment: The legal, equitable and contractual rights of the Holders of Allowed Class 2 Priority Non-Tax Claims are unaltered by this Plan. Unless the Holder of such Claim and Yucaipa agree to a different treatment (after consultation with the Debtors and the Creditors’ Committee), each Holder of an Allowed Class 2 Priority Non-Tax Claim shall receive, in full and final satisfaction of such Allowed Class 2 Priority Non-Tax Claim, one of the following alternative treatments:
          (a) to the extent then due and owing on the Effective Date, such Claim will be paid in full in Cash by the Debtors or the Reorganized Debtors on the Effective Date;
or
          (b) to the extent not due and owing on the Effective Date, such Claim will be paid in full in Cash by the Debtors or the Reorganized Debtors when and as such Claim becomes due and owing in the ordinary course of business;
or
          (c) such Claim will be otherwise treated in a manner so that such Claim shall be rendered Unimpaired pursuant to Section 1124 of the Bankruptcy Code.
     The proposed treatment of each Class 2 Priority Non-Tax Claim shall be selected by Yucaipa (after consultation with the Debtors and the Creditors’ Committee) and shall be disclosed within ten days before the Voting Deadline.
          (3) Voting: Class 2 is an Unimpaired Class, and the Holders of Class 2 Priority Non-Tax Claims are conclusively deemed to have accepted this Plan pursuant to Section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Claims in Class 2 are not entitled to vote to accept or reject this Plan.
     3.3 Class 3 — Workers’ Compensation Claims.
          (1) Classification: Class 3 consists of all Allowed Workers’ Compensation Claims.
          (2) Treatment: The Debtors will continue all of their workers’ compensation programs that were in effect on the Petition Date such that Allowed Workers’ Compensation Claims are unaltered by this Plan. Any Holder of a Workers’ Compensation Claim may proceed with such Claim before the appropriate state workers’ compensation board subject to the right of the Debtors or Reorganized Debtors, as applicable, to defend any such Claim. To the extent any such Claim is determined to be valid by the appropriate state workers’ compensation board, or other court having jurisdiction over such Claim, such Claim shall be paid in full in Cash from proceeds of the applicable insurance (or self-insurance) program that is maintained by the Debtors pursuant to their existing workers’ compensation programs.
          (3) Voting. Class 3 is an Unimpaired Class, and the Holders of Class 3 Workers’ Compensation Claims are conclusively deemed to have accepted this Plan pursuant to Section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Claims in Class 3 are not entitled to vote to accept or reject this Plan.
     3.4 Class 4A — General Unsecured Claims.
          (1) Classification: Class 4A consists of all Allowed General Unsecured Claims.
          (2) Treatment: Each Holder of a Class 4A General Unsecured Claim will receive a Pro Rata share of the New Allied Holdings Common Stock
          (3) Voting: Class 4A is an Impaired Class and pursuant to Section 1126 of the Bankruptcy Code each Holder of an Allowed Class 4A General Unsecured Claim is entitled to vote to accept or reject this Plan.
     3.5 Class 4B — Insured Claims.
          (1) Class 4B consists of all Allowed Insured Claims.
          (2) Treatment: Each Holder of an Allowed Class 4B shall receive a Pro Rata Share of the New Allied Holdings Common Stock; provided, however, that the maximum allowed amount of an Allowed Insured Claim shall be limited to an amount equal to the applicable self-insured retention or deductible under the relevant insurance policy plus the amount by which the Insured Claim exceeds the total coverage available from the relevant insurance policies of the Debtors. Nothing in this Section shall constitute a waiver of any litigation rights the Debtors may hold against any Person, including the Debtors’ insurance carriers; and nothing in this Section is intended to, shall or shall be deemed to preclude any Holder of an Allowed Insured Claim from seeking and/or obtaining a distribution or other recovery from any insurer of the Debtors in addition to (but not in duplication of) any distribution such Holder may receive under the Plan; provided, however, that the Debtors do not waive, and expressly reserve their rights to assert that any insurance coverage is property of the Estates to which they are entitled.
          (3) The Plan shall not expand the scope of, or alter in any way, the rights and obligations of the Debtors’ insurers under their policies, and the Debtors’ insurers shall retain any and all defenses to coverage that such insurers may have, including the right to contest and/or litigate with any party, including the Debtors, the existence, primacy and/or scope of available coverage under any alleged applicable policy. The Plan shall not operate as a waiver of any other Claims the Debtors’ insurers have asserted or may assert in any proof of Claim or the Debtors’ rights and defenses to such proofs of Claim.

          (4) Voting: Class 4B is an Impaired Class and pursuant to Section 1126 of the Bankruptcy Code each Holder of an Allowed Class 4B Insured Claim is entitled to vote to accept or reject this Plan.
     3.6 Class 4C — Other Insured Claims.
          (1) Classification: Class 4C consists of all Other Insured Claims.
          (2) Treatment: Distributions under the Plan to each Holder of an Other Insured Claim shall receive a Pro Rata Share of the New Allied Holdings Common Stock; provided, however, that the maximum allowed amount of an Allowed Other Insured Claim shall be limited to an amount equal to the applicable self-insured retention or deductible under the relevant insurance policy plus the amount by which the Allowed Other Insured Claim exceeds the total coverage available from the relevant insurance policies of the Debtors. Nothing in this Section shall constitute a waiver of any litigation rights the Debtors may hold against any Person, including the Debtors’ insurance carriers; and nothing in this Section is intended to, shall or shall be deemed to preclude any Holder of an Allowed Other Insured Claim from seeking and/or obtaining a distribution or other recovery from any insurer of the Debtors in addition to (but not in duplication of) any distribution such Holder may receive under the Plan; provided, however, that the Debtors do not waive, and expressly reserve their rights to assert that any insurance coverage is property of the Estates to which they are entitled.
          (3) The Plan shall not expand the scope of, or alter in any way, the rights and obligations of the Debtors’ insurers under their policies, and the Debtors’ insurers shall retain any and all defenses to coverage that such insurers may have, including the right to contest and/or litigate with any party, including the Debtors, the existence, primacy and/or scope of available coverage under any alleged applicable policy. The Plan shall not operate as a waiver of any other Claims the Debtors’ insurers have asserted or may assert in any Proof of Claim or the Debtors’ rights and defenses to such Proofs of Claim.
          (4) Voting: Class 4C is an Impaired Class and pursuant to Section 1126 of the Bankruptcy Code each Holder of an Allowed Class 4C Other Insured Claim is entitled to vote to accept or reject this Plan.
     3.7 Class 5 — Intercompany Claims.
          (1) Classification: Class 5 consists of all Allowed Intercompany Claims.
          (2) Treatment: No holder of an Allowed Intercompany Claim will receive or retain any property of the Debtors under the Plan on account of such Claim; provided, however, that Intercompany Claims may be capitalized, satisfied, or preserved either directly or indirectly or in whole or part. Any Intercompany Claim, or portion thereof, that is not so capitalized, satisfied, or preserved will be cancelled as of the Effective Date.

          (3) Voting: Class 5 is an Impaired Class. Pursuant to Section 1126(g) of the Bankruptcy Code, Holders of Class 5 Intercompany Claims are conclusively deemed to have rejected this Plan and, therefore, are not entitled to vote to accept or reject this Plan.
     3.8 Class 6—Subordinated General Unsecured Claims.
          (1) Classification: Class 6 Claims consist of Allowed Subordinated General Unsecured Claims against the Debtors.
          (2) Treatment: On the Effective Date, all Class 6 Claims shall be cancelled and holders of Class 6 Claims shall receive nothing on account of such Allowed Subordinated General Unsecured Claims.
          (3) Voting: Class 6 is Impaired. Pursuant to Section 1126(g) of the Bankruptcy Code, the holders of Allowed Claims in Class 6 are conclusively presumed to have rejected the Plan and, therefore, are not entitled to vote.
     3.9 Class 7A – Old Allied Holdings Common Stock
          (1) Classification: Class 7A consists of all Interests in Old Allied Holdings Common Stock.
          (2) Treatment: Holders of Old Allied Holdings Common Stock will not receive any distribution of property under the Plan on account of their interest in Old Allied Holdings Common Stock and, on the Effective Date, all Interests in Old Allied Holdings Common Stock will be cancelled.
          (3) Voting: Class 7A is an Impaired Class. Pursuant to Section 1126(g) of the Bankruptcy Code, Holders of Old Allied Holdings Common Stock are conclusively deemed to have rejected this Plan and, therefore, are not entitled to vote to accept or reject this Plan.
     3.10 Class 7B – Old Other Debtors Common Stock.
          (1) Classification: Class 7B consists of all Allowed Old Other Debtors Common Stock.
          (2) Treatment: Holders of Old Other Debtors Common Stock will not receive any distribution of property under the Plan on account of their interest in Old Other Debtors Common Stock and, on the Effective Date, all Interests in Old Other Debtors Common Stock will be cancelled.2

[2]	The foregoing may be modified by the Plan Proponents or the Reorganized Debtors at any time, after consultation with the Creditors’ Committee.

          (3) Voting: Class 7B is an Impaired Class. Pursuant to Section 1126(g) of the Bankruptcy Code, Holders of Old Other Debtors Common Stock are conclusively deemed to have rejected this Plan and, therefore, are not entitled to vote to accept or reject this Plan.
     3.11 Class 7C — Old Allied Holdings Stock Rights.
          (1) Classification: Class 7C consists of all Allowed Old Allied Holdings Stock Rights.
          (2) Treatment: Holders of Allowed Old Allied Holdings Stock Rights will not receive any distribution of property under the Plan on account of their interest in Old Common Stock and, on the Effective Date, all Interests in Old Allied Holdings Stock Rights will be cancelled.
          (3) Voting: Class 7C is an Impaired Class. Pursuant to Section 1126(g) of the Bankruptcy Code, Holders of Old Allied Holdings Stock Rights are conclusively deemed to have rejected this Plan and, therefore, are not entitled to vote to accept or reject this Plan.
     3.12 Special Provision Governing Unimpaired Claims. Except as otherwise provided in this Plan, nothing under this Plan is intended to or shall affect the Debtors’ or Reorganized Debtors’ rights and defenses in respect of any Claim that is Unimpaired under this Plan, including, but not limited to, all rights in respect of legal and equitable defenses to or setoffs or recoupment against such Unimpaired Claims.
ARTICLE IV.
TREATMENT OF UNCLASSIFIED CLAIMS
     4.1 Summary. Pursuant to Section 1123(a)(l) of the Bankruptcy Code, Administrative Expense Claims (including Claims for Professional Compensation), Claims of the DIP Lenders and Priority Tax Claims against the Debtors are not classified for purposes of voting on, or receiving Distributions under this Plan. Holders of such Claims are not entitled to vote on this Plan. All such Claims are instead treated separately in accordance with this Article IV and in accordance with the requirements set forth in Section 1129(a)(9)(A) of the Bankruptcy Code.
     4.2 Unclassified Claims (Applicable to All Debtors).
          (a) Administrative Expense Claims.
               (i) General.
     Subject to (x) the bar date provisions set forth in Section 4.2(a)(iii) hereof and (y) additional requirements for Professionals and certain other entities set forth below, the Reorganized Debtors shall pay to each holder of an Allowed Administrative Expense

Claim, on account of its Administrative Expense Claim and in full satisfaction thereof, Cash equal to the Allowed amount of such Administrative Expense Claim on the later of (A) sixty (60) days after such Claim becomes Allowed or (B) the Effective Date (or as soon as practicable thereafter) unless the Holder, the Reorganized Debtors and Yucaipa agree in writing to other treatment of such Claim. Payment on an Administrative Expense Claim that arose in the ordinary course of the Debtors’ business will not be made until such payment would have become due in the ordinary course of the Debtors’ business or under the terms of the legal obligation giving rise to the Claim in the absence of the Chapter 11 Cases.
               (ii) Payment Of Statutory Fees.
     On or before the Effective Date, all fees then payable pursuant to 28 U.S.C. § 1930 shall be paid in full in Cash.
               (iii) Bar Date for Administrative Expense Claims.
                    (1) General Provisions.
     Except for Administrative Expense Claims of Professionals for Professional Compensation, which are addressed in Section 4.2(a)(iii)(2) below, and except as otherwise provided below for (A) non-tax liabilities incurred in the ordinary course of business by each Debtor and (B) Postpetition Tax Claims and (C) Yucaipa’s Claim for substantial contribution and (D) Indenture Trustee Fees and Expenses, requests for payment of Administrative Expense Claims must be Filed and served on counsel for the Reorganized Debtors and counsel for Yucaipa no later than (x) the Administrative Expense Claim Bar Date, or (y) such later date, if any, as the Bankruptcy Court shall order upon application made prior to the end of the Administrative Expense Claim Bar Date. Holders of Administrative Expense Claims (including, without limitation, the holders of any Claims for federal, state or local taxes) that are required to File a request for payment of such Claims and that do not File such requests by the applicable bar date shall be forever barred from asserting such Claims against any of the Debtors or the Reorganized Debtors or any of their respective properties.
                    (2) Professionals.
(A) Persons requesting Professional Compensation pursuant to any of Sections 327, 328, 330, 331, 363, 503(b) and 1103 of the Bankruptcy Code for services rendered on or before the Confirmation Date shall File and serve on the Debtors, Reorganized Debtors, as the case may be, Yucaipa, the Creditors’ Committee (if still then in existence) and any other party entitled to receive a copy of such application pursuant to rule or order of the Bankruptcy Court, an application for final allowance of compensation and reimbursement of expenses on or before sixty (60) days after the Effective Date. Any claims by or on behalf of Yucaipa that would be covered by this section will instead be treated as part of Yucaipa’s claim for substantial contribution under Section 4.2(a)(iii)(5).
(B) Objections to applications of professionals or other Persons for Professional Compensation must be Filed and served on the Debtors, counsel for the Debtors or

Reorganized Debtors, as the case may be, counsel for Yucaipa, the Creditors’ Committee (if still then in existence) and the professionals (or other Persons) to whose application the objections are addressed on or before the later of (i) thirty (30) days after such application is Filed with the Bankruptcy Court, (ii) ninety (90) days after the Effective Date, or (iii) such later date as the Bankruptcy Court shall order upon application or upon agreement between the Reorganized Debtors and the affected professional (or other Person).
                    (3) Ordinary Course Liabilities.
     Holders of Administrative Expense Claims based on liabilities incurred after the Petition Date in the ordinary course of the Debtors’ business (other than Claims of governmental units for taxes or Claims and/or penalties related to such taxes) shall not be required to File any request for payment of such Claims. Such Administrative Expense Claims shall be assumed and paid by the Reorganized Debtors, as appropriate, pursuant to the terms and conditions of the particular transaction giving rise to such Administrative Expense Claim, without any further action by the holders of such Claims; provided that, notwithstanding the foregoing, the Reorganized Debtors reserve the right to dispute through any means permitted at law, equity and/or contract any Administrative Expense Claims based on liabilities incurred after the Petition Date in the ordinary course of the Debtors’ business that the Reorganized Debtors believe are incorrect, invalid or otherwise objectionable.
                    (4) Postpetition Tax Claims.
     All requests for payment of Postpetition Tax Claims, for which no bar date has otherwise been previously established, must be Filed on or before the later of (i) sixty (60) days following the Effective Date; and (ii) one hundred and twenty (120) days following the filing of the tax return for such taxes for such tax year or period with the applicable governmental unit. Any Holder of any Postpetition Tax Claim that is required to File a request for payment of such taxes and that does not File such a Claim by the applicable bar date shall be forever barred from asserting any such Postpetition Tax Claim against any of the Debtors or Reorganized Debtors, or any of their respective properties, whether any such Postpetition Tax Claim is deemed to arise prior to, on, or subsequent to, the Effective Date.
                    (5) Yucaipa Claim for Substantial Contribution.
     Yucaipa shall hold an Allowed Claim for substantial contribution under Section 503(b)(3) of the Bankruptcy Code for its fees and expenses incurred in connection with Yucaipa’s participation in the Debtors’ Chapter 11 Cases, if the Debtors successfully reorganize (including, without limitation, professional fees and the fees associated with retention of a new CEO for the Reorganized Debtors). Among other things, Yucaipa played a key role in negotiating and drafting the terms of the Plan and a new labor deal with TNATINC, and played a key role in obtaining Exit Financing. No motion for allowance shall be required for the Debtors or the Reorganized Debtors, as applicable, to pay Yucaipa’s Allowed Claim for substantial contribution on the Effective Date of the Plan in the amount of such fees and expenses.
                    (6) Indenture Trustee Fees and Expenses.
     No motion for allowance shall be required for the Debtors or the Reorganized Debtors, as applicable, to pay the Indenture Trustee Fees and Expenses, which shall be paid by the Reorganized Debtors on the Effective Date.
          (b) Treatment of Priority Tax Claims.
     Each Holder of an Allowed Priority Tax Claim due and payable on or prior to the Effective Date either (a) will be paid the full unpaid amount of such Allowed Priority Tax Claim in Cash on the Effective Date, or upon such other terms as may be agreed upon by such Holder, Yucaipa or the Reorganized Debtors, (b) will receive deferred Cash payments, over a period ending not later than 6 years from the date of assessment, totaling the principal amount of such Priority Tax Claim plus simple interest on any outstanding balance from the Effective Date calculated at a fixed rate of 4% per annum from the Effective Date, or such lesser rate agreed to by a particular taxing authority, or (c) otherwise will be paid as provided for in an order of the Bankruptcy Court. The proposed treatment for each Holder of an Allowed Priority Tax Claim due and payable on the Effective Date shall be selected by Yucaipa and shall be disclosed in the Plan Supplement. The amount of any Priority Tax Claim that is not an Allowed Claim or that is not otherwise due and payable on or prior to the Effective Date, and the rights of the Holder of such Claim, if any, to payment in respect thereof shall (i) be determined in the manner in which the amount of such Claim and the rights of the Holder of such Claim would have been resolved or adjudicated if the Chapter 11 Cases had not been commenced, (ii) survive after the Effective Date as if the Chapter 11 Cases had not been commenced, and (iii) not be discharged pursuant to Section 1141 of the Bankruptcy Code. In accordance with Section 1124 of the Bankruptcy Code, this Plan leaves unaltered the legal, equitable, and contractual rights of each Holder of a Priority Tax Claim.
          (c) Treatment of Claims Under the DIP Loan Facility.
     As further discussed in Section 10.4 hereof, on the Effective Date, all outstanding Allowed amounts under the DIP Loan Facility shall be paid, in full, in Cash by the Reorganized Debtors.
ARTICLE V.
TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES
     5.1 Assumption and Cure of Executory Contracts and Unexpired Leases. On the Effective Date, in addition to all executory contracts and unexpired leases that have been previously assumed by the Debtors by order of the Bankruptcy Court, all executory contracts and unexpired leases of the Reorganized Debtors identified on an Exhibit to this

Plan in form and substance reasonably acceptable to Yucaipa, as may be amended prior to the Confirmation Date (the “Contract/Lease Schedule”), are hereby deemed assumed in accordance with the provisions and requirements of Sections 365 and 1123 of the Bankruptcy Code. On or before [April ___,] 2007, Yucaipa (after consultation with the Debtors and the Creditors’ Committee) will File the Contract/Lease Schedule; provided however that Yucaipa reserves the right to amend the Contract/Lease Schedule at any time up to ten (10) days before the Confirmation Hearing to add a contract or lease and up to three (3) days before the Confirmation Hearing to delete a contract or lease. The Debtors and the Plan Proponents, as applicable, will provide notice of any amendments to the Contract/Lease Schedule to the parties to the executory contracts and unexpired leases affected thereby and the Creditors’ Committee. All executory contracts or unexpired leases of the Reorganized Debtors not set forth on the Contract/Lease Schedule (or not previously assumed by the Debtors by order of the Bankruptcy Court or subject of a Filed motion to assume) that were not previously rejected will be deemed rejected as of the Effective Date pursuant to Sections 365 and 1123 of the Bankruptcy Code.
     Any Holder of any Claim arising from the rejection of an executory contract or unexpired lease must File a proof of Claim within the earlier of (a) thirty (30) days following entry of an order by the Bankruptcy Court authorizing rejection of the applicable contract or lease and (b) thirty (30) days after the Confirmation Date. Entry of the Confirmation Order by the Bankruptcy Court shall, subject to the occurrence of the Effective Date, constitute approval of such rejections pursuant to Sections 365(a) and 1123 of the Bankruptcy Code. Each executory contract and unexpired lease assumed and/or assigned pursuant to this Article V (or pursuant to other Bankruptcy Court order) shall remain in full force and effect and be fully enforceable by the applicable Reorganized Debtor(s) in accordance with its terms, except as modified by the provisions of the Plan, or any order of the Bankruptcy Court authorizing and providing for its assumption or applicable law. To the extent applicable, all executory contracts or unexpired leases of Reorganized Debtors assumed pursuant to this Section 5.1 shall be deemed modified such that the transactions contemplated by the Plan shall not be a “change of control,” however such term may be defined in the relevant executory contract or unexpired lease, and any required consent under any such contract or lease shall be deemed satisfied by the confirmation of the Plan.
     5.2 Cure of Defaults of Assumed Executory Contracts and Unexpired Leases. Any monetary cure amounts by which each executory contract and unexpired lease to be assumed pursuant to the Plan is in default shall be satisfied, pursuant to Section 365(b)(1) of the Bankruptcy Code, by payment of the cure amount in Cash on the later of (i) the Effective Date (or as soon as practicable thereafter), (ii) as due in the ordinary course of business or (iii) on such other terms as the parties to such executory contracts or unexpired leases may otherwise agree. In the event of a dispute regarding: (1) the amount of any cure payments, (2) the ability of the Reorganized Debtors or any assignee to provide “adequate assurance of future performance” (within the meaning of Section 365 of the Bankruptcy Code) under the contract or lease to be assumed or assigned, or (3) any other matter pertaining to assumption, the cure payments required by Section 365(b)(1) of the Bankruptcy Code shall be made following the entry of a Final Order resolving the dispute and approving the assumption. Yucaipa will list cure amounts for executory contracts and unexpired leases on the Contract/Lease Schedule. As more fully set forth in the order approving the Disclosure Statement, the failure of any non-Debtor party to an executory contract or unexpired lease to file and serve an objection to the cure amount listed on the Contract/Lease Schedule for such executory contract or unexpired lease by [                    ,] 2007 at 4:00 pm, Eastern Standard Time, shall be deemed consent to such cure amount.
     5.3 Collective Bargaining Agreement. The Collective Bargaining Agreement between the IBT and the Debtors shall be amended and assumed by the Reorganized Debtors on the terms and conditions set forth in Exhibit G to the Disclosure Statement. The Debtors and the Reorganized Debtors shall not be obligated to pay any cure amounts associated with the assumption of such contract.
     5.4 Employment Agreements and Other Benefits.
          (1) Employment Agreements. Except as otherwise provided in this Plan or as modified by the KERP, to the extent the Debtors had employment agreements with certain of their employees as of the Petition Date, Yucaipa will disclose in the Contract/Lease Schedule whether they intend to assume or reject such contracts. Notwithstanding anything to the contrary in this Plan, the Reorganized Debtors shall maintain all of their existing rights, including, but not limited to, any rights that they may have to amend, modify, or terminate, the employment agreements assumed pursuant to this Article, subject to the existing contractual rights, if any, of the directors, officers or employees affected thereby.
          (2) Compliance with the KERP. The Debtors will comply with the KERP and the Debtors or Reorganized Debtors will perform any and all remaining obligations thereunder, including the payment of performance bonuses, emergence bonuses and severance amounts contemplated thereby.
          (3) Qualified Pension Plans. Upon the occurrence of the Effective Date, the Reorganized Debtors intend to continue the Qualified Pension Plans, as frozen, and shall meet the minimum funding standards under ERISA and the Internal Revenue Code, shall pay all Pension Benefit Guaranty Corporation insurance premiums, if applicable, and shall otherwise administer and operate the Qualified Pension Plans in accordance with their terms and ERISA in such manner as is necessary to maintain those benefits that had accrued prior to the date that accrual of benefits under the Qualified Pension Plans was frozen. Nothing in this Plan shall be deemed to release, discharge, or relieve the Debtors, Reorganized Debtors, any member of the Debtors’ controlled groups (as defined in 29 U.S.C. § 1301(a)(14)), or any other party, in any capacity, from any current or future liability with respect to the Qualified Pension Plans, and the Pension Benefit Guaranty Corporation and the Qualified Pension Plans shall not be enjoined or precluded from enforcing such liability as a result of this Plan’s provisions or consummation. Notwithstanding anything to the contrary in this Plan, the Reorganized Debtors shall maintain all of their existing rights, including, but not limited to, any rights that they may have to amend, modify, or terminate the Qualified Pension Plans.

          (4) Compensation and Benefit Programs. All employment and severance agreements and policies, and all compensation and benefit plans, policies, and programs of the Debtors applicable to their employees, officers and directors including, without limitation, all savings plans, retirement plans, health care plans, disability plans, severance benefit agreements and plans, incentive plans, deferred compensation plans and life, accidental death and dismemberment insurance plans, shall be treated as executory contracts under the Plan, and on the Effective Date will be deemed assumed pursuant to the provisions of Sections 365 and 1123 of the Bankruptcy Code; and the Debtors’ and Reorganized Debtors’ obligations under such programs to such Persons shall survive confirmation of the Plan, except for: (a) executory contracts or employee benefit plans specifically rejected pursuant to the Plan by being listed as contracts to be rejected on the Contract/Lease Schedule or otherwise (to the extent that any such rejection does not violate the Bankruptcy Code including, but not limited to, Sections 1114 and 1129(a)(13) thereof); (b) all employee equity or equity-based incentive plans; (c) such executory contracts or employee benefit plans as have previously been rejected, are the subject of pending rejection procedures or a motion to reject as of the Confirmation Date, or have been specifically waived by the beneficiaries of any employee benefit plan or contract; and (d) except as modified pursuant to the terms of the amended IBT Collective Bargaining Agreement as described in Section 5.3 hereof; provided however, that the Reorganized Debtors’ obligations, if any, to pay all “retiree benefits” as defined in Section 1114(a) of the Bankruptcy Code shall continue to the extent that any such retiree benefits have been modified in accordance with Section 1114 of the Bankruptcy Code. Notwithstanding the foregoing, the assumption of the indemnification provisions and insurance described in this Section shall only apply to directors, officers and employees who remain in their respective capacity as directors, officers and employees as of the Effective Date.
          (5) Workers’ Compensation Programs. As of the Effective Date, the Reorganized Debtors shall continue to honor their post-petition obligations under: (i) all applicable workers’ compensation laws in states in which the Reorganized Debtors operate; and (ii) the Debtors’ written contracts, agreements, agreements of indemnity, self-insurer workers’ compensation bonds, policies, programs, and plans for workers’ compensation and workers’ compensation insurance. Nothing in the Plan shall limit, diminish, or otherwise alter the Debtors’ or Reorganized Debtors’ defenses, claims, Causes of Action, or other rights under applicable non-bankruptcy law with respect to any such contracts, agreements, policies, programs, and plans; provided however, that nothing herein shall be deemed to impose any obligations on the Debtors in addition to what is provided for in the applicable laws.
ARTICLE VI.
MEANS FOR IMPLEMENTATION OF PLAN
     6.1 Continued Corporate Existence and Vesting of Assets in Reorganized Debtors.
          (1) Subject to the additional provisions of this Plan, after the Effective Date, each of the Reorganized Debtors shall continue to exist in accordance with the law in the jurisdiction in which it is incorporated or organized and pursuant to its certificate of incorporation and bylaws or other applicable organizational document in effect prior to the Effective Date, except to the extent such certificate of incorporation and bylaws or other applicable organizational document are amended under the Plan and as provided in the Amended Governing Documents and Amended By-Laws. On and after the Effective Date, all property of the Estates, including all Claims, rights and causes of action and any property acquired by any Debtor or Reorganized Debtor under or in connection with the Plan, shall vest in the Reorganized Debtors free and clear of all Claims, Liens, charges, other encumbrances and Interests. On and after the Effective Date, each of the Reorganized Debtors may operate its business, may use, acquire and dispose of property, may retain, compensate and pay any professionals or advisors, and compromise or settle any Claims or Interests without supervision of or approval by the Bankruptcy Court and free and clear of any restrictions of the Bankruptcy Code or the Bankruptcy Rules other than restrictions expressly imposed by the Plan or the Confirmation Order.
          (2) There are certain Affiliates of the Debtors that are not Debtors in the Chapter 11 Cases. The continued existence, operation and ownership of such non-Debtor Affiliates is a material component of the Debtors’ businesses, and all of the Interests and other property interests in such non-Debtor Affiliates (other than non-Debtor Affiliates owned by certain other non-Debtor Affiliates) shall vest in the applicable Reorganized Debtor or its successor on the Effective Date free and clear of all Claims, Liens, charges, other encumbrances and interests.
     6.2 Substantive Consolidation of Claims against Debtors for Plan Purposes Only. The Plan is premised on the substantive consolidation of all of the Debtors with respect to the treatment of all Claims and Interests except for the Other Secured Claims in Class 1, as provided below. The Plan does not contemplate substantive consolidation of the Debtors with respect to the Class 1 Claims, which shall be deemed to apply separately with respect to the Plan proposed by each Debtor. This Plan shall serve as a request by the Plan Proponents, in lieu of a separate motion, to the Bankruptcy Court, that it grant substantive consolidation with respect to the treatment of all Claims and Interests other than Class 1 Claims as follows: on the Effective Date, (a) all Intercompany Claims will be eliminated (except as set forth in Section 3.7 hereof); (b) all Assets and liabilities of the Debtors will be merged or treated as though they were merged (except to the extent they secure any Allowed Other Secured Claim); (c) all guarantees of the Debtors of the obligations of any other Debtor and any joint or several liability of any of the Debtors shall be eliminated; and (d) each and every Claim or Interest (except for Other Secured Claims) against any Debtor shall be deemed Filed against the consolidated Debtors and all Claims (except for Other Secured Claims) Filed against more than one Debtor for the same liability shall be deemed one Claim against any obligation of the consolidated Debtors.
     6.3 Exit Financing. On the Effective Date, the Reorganized Debtors shall obtain the Exit Financing from the Exit Financing Lenders. Term sheets relating to the Exit Financing shall be contained in the Plan Supplement. The Reorganized Debtors are authorized to enter into, execute and deliver the Exit Financing. In addition, from and after the Effective Date, the Reorganized Debtors shall have the right and authority without further order of the Bankruptcy Court to raise additional capital and obtain additional financing that the boards of directors of the applicable Reorganized Debtors deem appropriate.
     6.4 Sources of Cash for Distribution. All Cash necessary for the Reorganized Debtors to make payments required by this Plan shall be obtained from existing Cash balances, the operations of the Debtors or Reorganized Debtors and the Exit Financing. Cash payments to be made pursuant to the Plan shall be made by the Reorganized Debtors, provided however, that the Debtors and the Reorganized Debtors shall be entitled to transfer funds between and among themselves as may be necessary or appropriate to enable any of the Reorganized Debtors to satisfy their obligations under the Plan.
     6.5 Reinstatement of Interests of Allied Holdings in its Affiliates. Each Reorganized Debtor shall, without the need for any further corporate act or other action under any applicable law, regulation, order or rule, issue authorized New Common Stock to the Reorganized Debtor that was that Debtor’s corporate parent prior to the Effective Date, so that each Reorganized Debtor will retain its 100% ownership of its pre-Petition subsidiary. The foregoing may be modified by the Plan Proponents or the Reorganized Debtors at any time, after consultation with the Creditors’ Committee.
     6.6 Corporate and Limited Liability Company Action. Each of the matters provided for under this Plan involving the corporate or limited liability company structure of any Debtor or Reorganized Debtor or any corporate or limited liability company action to be taken by or required of any Debtor or Reorganized Debtor, including, without limitation, the adoption of the Amended Governing Documents and Amended By-Laws of each of the Reorganized Debtors as provided for in Section 7.1 of this Plan, the initial selection of directors and officers for the Reorganized Debtors, the Distribution of Cash pursuant to the Plan, the issuance and sale of New Common Stock, the adoption, execution, delivery and implementation of all contracts, leases, instruments, releases and other agreements or documents related to any of the foregoing, and other matters involving the corporate structure of any Debtor or Reorganized Debtor or corporate action to be taken by or required of any Debtor or Reorganized Debtor shall be deemed to have occurred and be effective as provided herein, and shall be authorized, approved and, to the extent taken prior to the Effective Date, ratified in all respects without any requirement of further action by stockholders, members, creditors, directors, or managers of any of the Debtors or the Reorganized Debtors.
     6.7 Effectuating Documents; Further Transactions. Each of the Debtors and Reorganized Debtors, and their respective officers and designees, is authorized to execute, deliver, file, or record such contracts, instruments, releases, indentures, and other agreements or documents, and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of this Plan or to otherwise comply with applicable law.
     6.8 Exemption from Certain Transfer Taxes and Recording Fees. Pursuant to Section 1146 of the Bankruptcy Code, any transfers from a Debtor to a Reorganized

Debtor or to any other Person or Entity pursuant to this Plan, or any agreement regarding the transfer of title to or ownership of any of the Debtors’ real or personal property will not be subject to any document recording tax, stamp tax, conveyance fee, sales tax, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, or other similar tax or governmental assessment, and the Confirmation Order will direct the appropriate state or local governmental officials or agents to forego the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.
     6.9 Further Authorization. The Reorganized Debtors shall be entitled to seek such orders, judgments, injunctions and rulings as they deem necessary to carry out the intentions and purposes, and to give full effect to the provisions, of this Plan.
     6.10 Canadian Operations Sale. After the Effective Date, the Reorganized Debtors will consider selling, subject to the discretion of Yucaipa, all of their assets utilized in connection with their operations in Canada (the “Canadian Operations Sale”). If the Reorganized Debtors engage in a sale process with respect to the Canadian Operations Sale, it is contemplated that PTS/Leaseway Motorcar Transport Company would act as a stalking horse bidder for such a sale. In order for a Canadian Operations Sale to be effectuated , the value of the consideration received by the Reorganized Debtors must equal or exceed the imputed value of the Canadian operations, as derived from the implied EBITDA multiples used in the valuation of the Reorganized Debtors set forth in Exhibit E to the Disclosure Statement.
     6.11 Retained Actions. Except as set forth in this Section 6.11, in accordance with Section 1123(b) of the Bankruptcy Code, the Reorganized Debtors, to the extent set forth below, and their respective successors, any assigns hereunder and future assigns will retain and may exclusively enforce any Retained Actions subject only to any express waiver or release thereof in the Plan or in any other contract, instrument, release, indenture or other agreement entered into in connection with the Plan (and consented to by Yucaipa in its sole discretion), and the Confirmation Order’s approval of the Plan shall be deemed a res judicata determination of such rights to retain and exclusively enforce such Causes of Action, and none of such Retained Actions is deemed waived, released or determined by virtue of the entry of the Confirmation Order or the occurrence of the Effective Date, notwithstanding that the specific Claims and Retained Actions are not identified or described. Absent such express waiver or release by the Debtors, the Reorganized Debtors, or their respective successors or assigns (with the consent of Yucaipa) may pursue Retained Actions, as appropriate, in accordance with the best interests of the Reorganized Debtors (or their successors or future assigns). All Retained Actions may be asserted or prosecuted before or after solicitation of votes on the Plan and before or after the Effective Date.
     Absent an express waiver or release as referenced above, nothing in the Plan shall (or is intended to) prevent, estop or be deemed to preclude the Reorganized Debtors from utilizing, pursuing, prosecuting or otherwise acting upon all or any of their Retained

Actions and, therefore, no preclusion doctrine, including, without limitation, the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable or otherwise) or laches shall apply to such Retained Actions upon or after Confirmation, the Effective Date or the consummation of the Plan. By example only, and without limiting the foregoing, the utilization or assertion of a Retained Action, or the initiation of any proceeding with respect thereto against a Person, by the Reorganized Debtors or any successor to or assign of them, shall not be barred (whether by estoppel, collateral estoppel, res judicata or otherwise) as a result of (a) the solicitation of a vote on the Plan from such Person or such Person ‘s predecessor in interest; (b) the Claim, Interest or Administrative Expense Claim of such Person or such Person’s predecessor in interest having been listed in a Debtor’s Schedules, List of Holders of Interests, or in the Plan, Disclosure Statement or any exhibit thereto; (c) prior objection to or allowance of a Claim or, Interest of the Person or such Person’s predecessor in interest; or (d) Confirmation of the Plan.
     Notwithstanding any allowance of a Claim, the Reorganized Debtors reserve the right to seek, among other things, to have such Claim disallowed if the Reorganized Debtor, at the appropriate time, determines that it has a defense under Section 502(d) of the Bankruptcy Code, e.g., the Reorganized Debtor holds an Avoidance Action against the Holder of such Claim and such Holder after demand refuses to pay the amount due in respect thereto.
     6.12 Other Documents and Actions. The Debtors, the Debtors in Possession and the Reorganized Debtors shall File or execute such documents and take such other actions as are necessary to effectuate the transactions provided for in the Plan.
     6.13 Corporate Action. The authorization and issuance of the New Common Stock, the adoption of the Amended Governing Documents and Amended By-Laws and the selection of the Persons who will serve as the initial directors and officers of the Reorganized Debtors as of the Effective Date, and other matters under the Plan involving the corporate structure of each Debtor or Reorganized Debtor or corporate action by each Debtor or Reorganized Debtor, shall be deemed to have occurred and be effective on and after the Effective Date without any requirement of further action by the stockholders, directors, members, partners or other applicable entity of each Debtor or Reorganized Debtor. Without limiting the foregoing, upon entry of the Confirmation Order by the clerk of the Bankruptcy Court, the filing by each Reorganized Debtor of its respective Amended Governing Documents and Amended By-Laws shall be authorized and approved in all respects.
     6.14 Retiree Benefits. On and after the Effective Date, to the extent required by Section 1129(a)(13) of the Bankruptcy Code, and except as may be provided to the contrary in a separate order of the Bankruptcy Court or under contracts negotiated with the applicable labor groups governing such benefits, each Reorganized Debtor shall continue to pay all retiree benefits (if any) of any worker who retired as of the Effective Date, to the extent such benefits were maintained or established prior to the Effective Date.

     6.15 Employee Claims. Except as provided in the Employee Wage Order, each Debtor’s employees shall have a Priority Claim for unpaid wages, benefits and other entitlements to the extent permitted by Section 507(a)(3) of the Bankruptcy Code, which, if allowed, will be either (i) paid in full, or (ii) Reinstated. To the extent that any employee’s Claim exceeds the amount prescribed by Section 507(a)(3) of the Bankruptcy Code, the employee shall receive a General Unsecured Claim for the excess amount. Notwithstanding the foregoing, any employee who continues to be an employee in good standing with the Reorganized Debtors after the Effective Date shall be entitled to take (in the form of vacation days and not in Cash) all unused and unpaid vacation time accrued prior to the Petition Date on such terms as will be prescribed by the Reorganized Debtors; provided, however, that notwithstanding the foregoing, if any employee is no longer employed by the Reorganized Debtors for any reason after the Effective Date, the Reorganized Debtors shall have no obligations to make any payments on account of any unused and unpaid vacation time accrued prior to the Petition Date to such employee.
     6.16 Good Faith. Confirmation of the Plan shall constitute a finding that: (i) this Plan has been proposed in good faith and in compliance with applicable provisions of the Bankruptcy Code, and (ii) all Persons’ solicitations of acceptances or rejections of this Plan have been in good faith and in compliance with applicable provisions of the Bankruptcy Code.
     6.17 Executory Contracts and Unexpired Leases Entered Into, and Other Obligations Incurred After, the Petition Date. Executory contracts and unexpired leases (a) assumed by the Debtors after the Petition Date or (b) entered into, and other obligations incurred, after the Petition Date by the Debtors shall be performed by the Debtors or Reorganized Debtors in the ordinary course of their businesses. Accordingly, such executory contracts, unexpired leases and other obligations shall survive and remain unaffected by the entry of the Confirmation Order or the occurrence of the Effective Date under, and the effectiveness of, the Plan.
     6.18 Security Interests and Liens. All security interests and Liens granted or to be granted to any party in connection with the Plan or any document or agreement contemplated by the Plan or entered into in connection with the Plan or otherwise granted or to be granted, including without limitation, the guarantees, mortgages, security agreements and pledge agreements described in the Exit Financing term sheets included in the Plan Supplement, shall be governed in all respects, including without limitation, perfection and priority, by applicable non-bankruptcy law, notwithstanding anything to the contrary in the Plan or the Confirmation Order.
ARTICLE VII.
PROVISIONS REGARDING CORPORATE GOVERNANCE OF REORGANIZED DEBTORS
     7.1 Amended Governing Documents and Amended By-Laws. The Amended Governing Documents and Amended By-Laws of each of the Reorganized Debtors shall be adopted as may be required in order to be consistent with the provisions of this Plan and the Bankruptcy Code. The Amended Governing Documents of Reorganized Allied

Holdings shall, among other things (a) authorize the issuance of common stock in amounts not less than the amounts necessary to permit the Distributions thereof required or contemplated by the Plan and (b) provide, pursuant to Section 1123(a)(6) of the Bankruptcy Code, for (i) a provision prohibiting the issuance of non voting equity securities and (ii) to the extent necessary, a provision setting forth an appropriate distribution of voting power among classes of equity securities possessing voting power, including, in the case of any class of equity securities having a preference over another class of equity securities with respect to dividends, adequate provisions for the election of directors representing such preferred class in the event of default in the payment of such dividends. Forms of the Amended Governing Documents and Amended By-Laws of the Debtors will be contained in the Plan Supplement.
     7.2 Directors and Officers of Reorganized Debtors. The Initial Board shall have five members, including a new CEO (who shall be selected by Yucaipa and shall be reasonably acceptable to TNATINC and the Creditors’ Committee), one member chosen by the Creditors’ Committee (who shall be reasonably acceptable to Yucaipa), and three other members selected by Yucaipa. Pursuant to the terms of the amended Collective Bargaining Agreement, TNATINC shall have certain observer rights with respect to the Initial Board. The proposed identity of the members of the Initial Board and the new CEO shall be disclosed on or prior to the date of the hearing on the approval of the Disclosure Statement with respect to the Plan, or as soon thereafter as practicable. The remaining members of senior management will continue to serve until the Effective Date pursuant to their respective existing terms of compensation and thereafter subject to terms and conditions mutually acceptable to the Initial Board and the applicable member of management. The Initial Board of Allied Holdings shall choose the members of the Boards of Directors of each of the other Reorganized Debtors on the Effective Date or as soon as practicable thereafter. Each of the Persons on the Initial Boards of Directors and each of the initial officers of the respective Reorganized Debtors shall serve in accordance with the Amended Governing Documents and Amended By-Laws of each of the respective Reorganized Debtors, as the same may be amended from time to time.
     7.3 New Employment, Retirement, Indemnification and Other Related Agreements and Incentive Compensation Programs. As of the Effective Date, the Reorganized Debtors will have authority to: (a) maintain, amend or revise existing employment, retirement, welfare, incentive, severance, indemnification and other agreements with their active directors, officers and employees, subject to the terms and conditions of any such agreement; and (b) enter into new employment, retirement, welfare, incentive, severance, indemnification and other agreements for active and retired employees.
     7.4 Effectuating Documents and Further Transactions. Each of the Debtors or Reorganized Debtors, as appropriate, is authorized to execute, deliver, file or record such contracts, instruments, releases and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement and further evidence the terms and conditions of the Plan and any notes or securities issued pursuant to the Plan.

     7.5 Authorization and Issuance of New Common Stock. On the Effective Date, the Reorganized Debtors are authorized to issue the New Common Stock in accordance with the provisions of the Plan. The issuance of New Common Stock and the Distributions thereof will be exempt from registration under applicable securities laws pursuant to Section 1145(a) of the Bankruptcy Code.
     7.6 Reserve. Reorganized Allied Holdings shall be authorized, without further act or action by the Initial Board and without further act or action under applicable law, regulation, order, or rule to reserve from the authorized shares of New Common Stock, that number of shares of New Common Stock required for issuance to the Holders of Allowed Claims as and when required under the Plan. The Initial Board may reduce the number of shares of New Common Stock so reserved at any time as it deems appropriate to the extent it determines in good faith that such reserve is in excess of the number of shares needed to satisfy the foregoing requirements.
     7.7 Listing of New Allied Holdings Common Stock. In the event the Initial Board determines in its discretion to register the New Allied Holdings Common Stock with the Securities and Exchange Commission, or if Reorganized Allied Holdings is required under applicable securities laws to register the New Allied Holdings Common Stock with the Securities and Exchange Commission, Reorganized Allied Holdings shall use commercially reasonable efforts to list the New Allied Holdings Common Stock on a national securities exchange or for quotation on a national automated interdealer quotation system within one year of the Effective Date unless the Initial Board determines otherwise, with such efforts to commence as soon as reasonably practicable after the Effective Date. Reorganized Allied Holdings shall have no liability if it is unable to list the New Allied Holdings Common Stock as described above. Persons receiving Distributions of New Allied Holdings Common Stock, by accepting such Distributions, shall have agreed to cooperate with Reorganized Allied Holdings’s reasonable requests to assist Reorganized Allied Holdings in its efforts to list the New Allied Holdings Common Stock on a securities exchange or quotation system to the extent necessary.
ARTICLE VIII.
VOTING AND DISTRIBUTIONS
     8.1 Voting of Claims. Each Holder of an Allowed Claim in an Impaired Class, not otherwise deemed to have rejected the Plan in accordance with Section 1126(g) of the Bankruptcy Code, shall be entitled to vote separately to accept or reject the Plan.
     8.2 Nonconsensual Confirmation. The Plan Proponents request Confirmation under Section 1129(b) of the Bankruptcy Code with respect to any impaired Class that does not accept the Plan pursuant to Section 1126 of the Bankruptcy Code. The Plan Proponents reserve the right to modify the Plan to the extent, if any, that Confirmation pursuant to Section 1129(b) of the Bankruptcy Code requires modification.
     8.3 Acceptance by Class of Creditors. An Impaired Class of holders of Claims shall have accepted the Plan if the Plan is accepted by at least two-thirds (2/3) in dollar amount and more than one-half (1/2) in number of the Allowed Claims of such Class that have voted to accept or reject the Plan.
     8.4 Distributions for Claims Allowed as of the Effective Date. Except as otherwise provided in this Article VIII and as to DIP Facility Claims, Distributions of Cash to be made on the Effective Date to Holders of Claims that are allowed as of the Effective Date will be deemed made on the Effective Date if made on the Effective Date or as promptly thereafter as practicable, but in any event no later than: (i) 90 days after the Effective Date and (ii) 90 days after such later date when the applicable conditions of Section 5.2 (regarding cure payments for executory contracts and unexpired leases being assumed) and Section 8.8 (regarding undeliverable Distributions) are satisfied. Distributions on account of Claims that become Allowed Claims after the Effective Date will be made pursuant to Section 9.5 and Section 9.6 of the Plan.
     8.5 Disbursing Agent. The Reorganized Debtors, or such Third Party Disbursing Agents as the Reorganized Debtors may employ in their sole discretion, will make all Distributions of Cash, New Common Stock, and other instruments or documents required under the Plan. Each Disbursing Agent will serve without bond, and any Disbursing Agent may employ or contract with other Entities to assist in or make the Distributions required by the Plan. Each Third Party Disbursing Agent including for these purposes, the Indenture Trustee, providing services related to Distributions pursuant to the Plan will receive from the Reorganized Debtors reasonable compensation for such services and reimbursement of reasonable out-of-pocket expenses incurred in connection with such services without Bankruptcy Court approval. These payments will be made on terms agreed to with the Reorganized Debtors and will not be deducted from Distributions to be made pursuant to the Plan to Holders of Allowed Claims receiving Distributions from a Third Party Disbursing Agent. The Indenture Trustee shall receive an Administrative Claim in an amount equal to the Indenture Trustee Fees and Expenses. To the extent such Administrative Claim is not paid to the Indenture Trustee (or escrowed pending the resolution of any dispute), the Indenture Trustee shall retain its charging lien on Distributions to Holders of Prepetition Notes Claims to the fullest extent permitted under the Prepetition Notes Indenture.
     8.6 Distributions of Cash. Except as otherwise specified herein, Cash payments made pursuant to the Plan will be in U.S. currency by checks drawn on a domestic bank selected by the applicable Reorganized Debtor or by wire transfer from a domestic bank; provided that Cash payments to foreign Holders of Allowed Claims may be made, at the option of the applicable Reorganized Debtor, in such funds and by such means as are necessary or customary in a particular foreign jurisdiction. Cash payments made pursuant to the Plan on behalf of DIP Facility Claims will be made to the administrative agent under such facility on the Effective Date by wire transfer of immediately available funds.
     8.7 No Interest on Claims or Interests. Unless otherwise specifically provided for or contemplated elsewhere in the Plan or Confirmation Order, or required by applicable bankruptcy law to render a Claim Unimpaired or otherwise, postpetition interest shall not accrue or be paid on any Claims and no holder of a Claim shall be entitled to interest accruing on or after the Petition Date on any Claim, other than Other Secured Claims to the extent required by the applicable documents giving rise to such Claims; provided, however, that to the extent a holder of a Other Secured Claim has a Deficiency Claim on account of such Other Secured Claim, interest shall not accrue on or after the Petition Date on the Other Secured Claim or the Deficiency Claim.
     8.8 Delivery of Distributions. The Distribution to a Holder of an Allowed Claim shall be made by the Reorganized Debtors (a) at the address set forth on the proof of Claim filed by such Holder, (b) at the address set forth in any written notices of address change delivered to the Reorganized Debtors after the date of any related proof of Claim, (c) at the addresses reflected in the Schedules if no proof of Claim has been filed and the Reorganized Debtors has not received a written notice of a change of address, (d) if the Holder’s address is not listed in the Schedules, at the last known address of such Holder according to the Debtor’s books and records, or (e) in the case of Prepetition Notes Claims, to the Indenture Trustee for ultimate distribution to the Record Holders of such Prepetition Notes Claims. The Indenture Trustee shall be directed to effect any Distribution under the Plan through the most efficient method available in the Indenture Trustee’s discretion, including without limitation through the book entry transfer facilities of the Depository Trust Company pursuant to the procedures used for effecting distributions thereunder on the date of any such distribution. If any Holder’s Distribution is returned as undeliverable, no further Distributions to such Holder shall be made unless and until the Reorganized Debtors are notified of such Holder’s then-current address, at which time all missed Distributions shall be made to such Holder without interest. All Cash Distributions returned to the Reorganized Debtors and not claimed within six (6) months of return shall be irrevocably retained by the Reorganized Debtors notwithstanding any federal or state escheat laws to the contrary. All Distributions of New Common Stock returned to the Debtors and not claimed within six (6) months of return shall irrevocably revert to Reorganized Allied Holdings and shall be retained and held as set forth in the Amended Governing Documents. Upon such reversion, the claim of any Holder or their successors with respect to such property shall be discharged and forever barred notwithstanding any federal or state escheat laws to the contrary.
     8.9 Distributions to Holders as of the Record Date. All Distributions on Allowed Claims shall be made to the Record Holders of such Claims. As of the close of business on the Record Date, the Claims register maintained by the Claims Agent shall be closed, and there shall be no further changes in the Record Holder of any Claim. The Reorganized Debtors and any Disbursing Agent shall have no obligation to recognize any transfer of any Claim occurring after the Record Date. The Reorganized Debtors shall instead be entitled to recognize and deal for all purposes under this Plan with the Record Holders as of the Record Date. As of the close of business on the Confirmation Date, the transfer ledgers for the Prepetition Notes shall be deemed closed and the Indenture Trustee may take whatever action is necessary to close the transfer ledgers and there shall be no further transfers or changes in the holder of record of such securities in such transfer ledgers. The Disbursing Agent and the Indenture Trustee shall have no obligation to recognize the transfer of, or sale of any participation in, any Prepetition Notes Claim that occurs after close of business on the Confirmation Date, and will be entitled for all purposes herein to recognize and distribute only to those Holders of

Allowed Claims who are Holders of such Claims, or participants therein, as of the close of business on the Confirmation Date.
     8.10 Indenture Trustee as Claim Holder. Consistent with Bankruptcy Rule 3003(c), the Debtors or Reorganized Debtors shall recognize the Proofs of Claim filed by the Indenture Trustee, in the amounts as Allowed herein, in respect of the Prepetition Notes Claims. Accordingly, any Claim, proof of which is filed by the registered or beneficial holder of a Prepetition Notes Claim, may be disallowed as duplicative of the Claims of the Indenture Trustee without need for any further action or Bankruptcy Court order.
     8.11 De Minimis Distributions. Neither the Reorganized Debtors nor the Indenture Trustee shall have an obligation to make a Distribution if the amount to be distributed to the specific Holder of the Allowed Claim has a value less than fifty dollars ($50.00). Any Holder of an Allowed Claim on account of which the amount of Cash to be distributed is less than fifty ($50.00) dollars will have its claim for such distribution discharged and will be forever barred from asserting any such claim against the Reorganized Debtors or their respective property. Any Cash not distributed pursuant to this Section 8.10 will be the property of Reorganized Allied Holdings, free of any restrictions thereon, and any such Cash held by a Third Party Disbursing Agent will be returned to Reorganized Allied Holdings.
     8.12 Fractional Securities, Fractional Dollars. Any other provision of this Plan notwithstanding, payments of fractions of shares of New Common Stock will not be made and shall be deemed to be zero. Any other provision of this Plan notwithstanding, the Reorganized Debtors shall not be required to make Distributions or payments of fractions of dollars. Whenever any payment of a fraction of a dollar under this Plan would otherwise be called for, the actual payment shall reflect a rounding of such fraction to the nearest whole dollar (up or down), with half dollars or less being rounded down.
     8.13 Procedures for Distributions to Holders of Prepetition Notes Claims. Unless waived by the Reorganized Debtors, as a condition to receiving payments or other distributions, Distributions to Holders of Prepetition Notes Claims shall only be made to such Holders after the surrender by each such Holder of the Prepetition Notes, and/or similar or related documents representing such Claims, or in the event that such certificate or similar document is lost, stolen, mutilated or destroyed, upon the holder’s compliance with the requirements set forth in this Plan. Any Holder that fails to: (i) surrender such instrument or (ii) execute and deliver an affidavit of loss and/or indemnity, reasonably satisfactory to the Reorganized Debtors and furnish a bond in form, substance and amount reasonably satisfactory to the Reorganized Debtors within one (1) year of the Effective Date, shall be deemed to have forfeited all rights and Claims and may not participate in any Distribution under the Plan in respect of such Claims.
     8.14 Compliance with Tax Requirements.(1) The Debtors or the Reorganized Debtors, as the case may be, shall comply with all withholding and reporting requirements imposed by any federal, state, local, or foreign taxing authority, and all Distributions under this Plan shall be subject to any such withholding and reporting requirements. The Debtors or the Reorganized Debtors shall be authorized to take any actions that may be necessary or appropriate to comply with such withholding and reporting requirements.
          (2) Notwithstanding any other provision of the Plan, each Entity receiving a distribution of Cash or New Common Stock pursuant to the Plan shall have sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed on it by any governmental unit on account of such distribution, including income, withholding and other tax obligations.
     8.15 No Duplicate Distributions. To the extent more than one Debtor is liable for any Claim, such Claim shall be considered a single Claim and entitled only to the payment provided therefor under the applicable provisions of the Plan.
     8.16 Distributions in U.S. Dollars. Except as otherwise specified herein, Cash payments made pursuant to the Plan shall be in U.S. currency by checks drawn on a domestic bank selected by the applicable Debtor or Reorganized Debtor or, at the option of the applicable Debtor or Reorganized Debtor, by wire transfer from a domestic bank. If an Allowed Claim is filed in a currency other than U.S. dollars, distributions will be made to the holder of such Allowed Claim utilizing the exchange rate on or about the time of distribution.
ARTICLE IX.
PROCEDURES FOR TREATING AND RESOLVING DISPUTED CLAIMS
     9.1 Objections to Claims. All objections to Claims must be Filed and served on the Holders of such Claims by the Claims Objection Deadline, and (a) if Filed prior to the Effective Date, such objections shall be served on the parties on the then applicable service list in the Chapter 11 Cases; and (b) if Filed after the Effective Date, such objections shall be served on the Reorganized Debtors, the United States Trustee and Yucaipa. If an objection has not been Filed to a proof of Claim or a scheduled Claim by the Claims Objection Deadline, the Claim to which the proof of Claim or scheduled Claim relates will be treated as an Allowed Claim if such Claim has not been allowed earlier. An objection is deemed to have been timely Filed as to all Tort Claims, thus making each such Claim a Disputed Claim as of the Claims Objection Deadline. Each such Tort Claim shall remain a Disputed Claim until it becomes an Allowed Claim in accordance with Sections 9.5 or 9.6.
     9.2 Authority to Prosecute Objections. After the Effective Date, except as provided in the following paragraph or otherwise in the Plan, only the Reorganized Debtors shall have the authority to File, settle, compromise, withdraw or litigate to judgment objections to Claims, provided, however, that the Reorganized Debtors shall not be entitled to object to Claims (i) that have been Allowed by a Final Order entered by the Bankruptcy Court prior to the Effective Date or (ii) that are Allowed by the express terms of this Plan. After the Effective Date, the Reorganized Debtors may settle or compromise any Disputed Claim without approval of the Bankruptcy Court; provided that (a) the Reorganized Debtors shall promptly File with the Bankruptcy Court a written notice of any settlement or compromise of a Claim that results in an Allowed Claim in excess of $500,000 and (b) the United States Trustee and Yucaipa shall be authorized to contest the proposed settlement or compromise by Filing a written objection with the Bankruptcy Court and serving such objection on the Reorganized Debtors within 20 days of the service of the settlement notice. If no such objection is Filed, the applicable settlement or compromise shall be deemed final without further action of the Bankruptcy Court.
     Except as set forth herein, notwithstanding that the Reorganized Debtors shall have the right to File objections to Claims and Interests, litigate and settle objections to Disputed Claims and Disputed Interests on behalf of the Debtors and their Estates, nothing contained herein shall be deemed to obligate the Reorganized Debtors to take any such actions, all of which shall be determined by the Reorganized Debtors in their sole and absolute discretion.
     THE PLAN PROPONENTS HAVE NOT FULLY REVIEWED THE CLAIMS AND INTERESTS IN THE CHAPTER 11 CASES OR DETERMINED WHETHER OBJECTIONS TO CLAIMS AND INTERESTS EXIST. THIS INVESTIGATION IS ONGOING AND WILL OCCUR, IN LARGE PART, AFTER THE CONFIRMATION DATE. AS A RESULT, CREDITORS AND OTHER PARTIES-IN-INTEREST ARE HEREBY ADVISED THAT, NOTWITHSTANDING THAT THE EXISTENCE OF ANY PARTICULAR OBJECTION TO A DISPUTED CLAIM OR DISPUTED INTEREST MAY NOT BE LISTED, DISCLOSED OR SET FORTH IN THIS PLAN, AN OBJECTION TO A CLAIM OR INTEREST MAY BE BROUGHT AGAINST ANY CREDITOR, INTEREST HOLDER OR PARTY-IN-INTEREST AT ANY TIME, SUBJECT TO THE CLAIMS OBJECTION DEADLINE. IN ADDITION TO THE FOREGOING, THE DEBTORS AND REORGANIZED DEBTORS RETAIN AND HEREBY RESERVE THE RIGHT TO OBJECT TO
     (i) ANY CLAIMS OR INTERESTS FILED AFTER THE BAR DATE; AND
     (ii) ANY CLAIMS FILED TO SET FORTH DAMAGES ARISING FROM THE REJECTION OF AN EXECUTORY CONTRACT OR OTHER AGREEMENT WITH THE DEBTORS.
     IN ADDITION, THE DEBTORS AND REORGANIZED DEBTORS RESERVE THE RIGHT TO BRING ANY RETAINED ACTION AGAINST ANY THIRD PARTY ARISING FROM OR RELATING TO ANY EVENT, ACTION OR OMISSION OCCURRING ON OR PRIOR TO THE EFFECTIVE DATE. THE PLAN PROPONENTS HAVE NOT FULLY REVIEWED ALL SUCH CAUSES OF ACTION (INCLUDING WITHOUT LIMITATION ANY AVOIDANCE ACTION OR RETAINED ACTION). AS A RESULT, CREDITORS AND OTHER PARTIES- IN-INTEREST ARE HEREBY ADVISED THAT, NOTWITHSTANDING THAT THE EXISTENCE OF ANY PARTICULAR LITIGATION OR AFFIRMATIVE CLAIM MAY NOT BE LISTED, DISCLOSED OR SET FORTH IN THIS PLAN, SUCH LITIGATION OR AFFIRMATIVE CLAIM MAY BE BROUGHT AGAINST ANY CREDITOR, INTEREST HOLDER OR PARTY-IN-INTEREST AT ANY TIME.

     9.3 No Distributions Pending Allowance. Except as otherwise provided herein, no Distributions will be made with respect to any portion of a Claim unless and until (i) the Claims Objection Deadline has passed and no objection to such Claim has been filed, or (ii) any objection to such Claim has been settled, withdrawn or overruled pursuant to a Final Order of the Bankruptcy Court.
     9.4 Estimation of Claims. Yucaipa, the Debtors or the Reorganized Debtors, as the case may be, and the Creditors’ Committee (to the extent still in existence at such time) may, at any time, request that the Bankruptcy Court estimate any contingent or unliquidated Claim pursuant to Section 502 of the Bankruptcy Code regardless of whether the Debtors or the Reorganized Debtors have previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court will retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including during the pendency of any appeal relating to any such objection. In the event that the Bankruptcy Court estimates any contingent or unliquidated Claim, that estimated amount will constitute either the Allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on such Claim, the Debtors (and after the Effective Date, the Reorganized Debtors) may elect to pursue any supplemental proceedings to object to any ultimate payment on such Claim. All of the aforementioned Claims objection, estimation and resolution procedures are cumulative and are not necessarily exclusive of one another.
     9.5 Distributions After Allowance. As soon as practicable after (i) the occurrence of the applicable Claims Objection Deadline, if no objection to such Claim has been timely filed, or (ii) the Disputed Claim becomes an Allowed Claim, the Reorganized Debtors, with respect to all Distributions will distribute to the Holder thereof all Distributions to which such Holder is then entitled under this Plan. In the event that the New Common Stock being held for Distribution with respect to a Claim is greater than the Distribution that is made to a Holder once the Claim becomes entitled to a Distribution, the excess remaining New Common Stock will revert to and be irrevocably retained by the Reorganized Debtors; the voting of such retained shares will be governed by the Amended Organization Documents for the applicable Reorganized Debtor. All Distributions made under this Article of this Plan will be made together with any dividends, payments, or other Distributions made on account of, as well as any obligations arising from, the distributed property as if such Claim had been an Allowed Claim on the dates Distributions were previously made to Allowed Holders included in the applicable Class.
     9.6 Intentionally Omitted.
     9.7 Claims Covered by Insurance Policy. If any Holder (other than a Holder of a Workers’ Compensation Claim, which Claim shall be treated in accordance with Section 3.4 of this Plan) has asserted a Claim that is covered as to liability, in whole or in part, by an insurance policy that is assumed or otherwise remains in effect pursuant to the terms of this Plan, such Holder will have an Allowed Claim entitled to a distribution under this Plan only to the extent of any deductible or self- insured retention under the applicable insurance policy that was unpaid or otherwise unexhausted as of the Petition Date. Notwithstanding the foregoing, the Holder shall be entitled to pursue recovery of any amount in excess of such unpaid deductible or self-insured retention from the applicable insurance carrier, and, in connection therewith, notwithstanding the discharge of the balance of such Claim provided pursuant to this Plan, such Holder may continue to pursue the balance of such Claim against the Debtors solely for the purposes of liquidating such Claim and obtaining payment of the balance of such liquidated Claim from any otherwise applicable policy of insurance. Except as otherwise provided in the applicable insurance policy, the applicable insurance carrier may, at its expense, employ counsel, direct the defense, and determine whether and on what terms to settle any Claim for the purposes of determining the amount of insurance proceeds that will be paid on account of such Claim. If after liquidation of a Claim pursuant to this Article, it is determined that there are insufficient insurance proceeds available to satisfy the amount of such Claim that is in excess of any unpaid deductible or self-insured retention, then the Holder of such Claim shall have an Allowed Claim in the amount of such insufficiency.
ARTICLE X.
CONDITIONS PRECEDENT TO CONFIRMATION
AND THE EFFECTIVE DATE OF THE PLAN
     10.1 Conditions to Confirmation. The following are conditions precedent to Confirmation of this Plan that must be (i) satisfied or (ii) waived in accordance with Section 10.3 below:
          (1) The Bankruptcy Court shall have approved the Disclosure Statement with respect to this Plan in form and substance that is acceptable to Yucaipa, and reasonably acceptable to the Debtors and the Creditors’ Committee.
          (2) The Confirmation Order shall be in form and substance satisfactory to Yucaipa, and reasonably acceptable to the Debtors and the Creditors’ Committee, shall have been signed by the Bankruptcy Court and shall have been entered on the docket of the Chapter 11 Cases.
          (3) The Plan shall be in form and substance satisfactory to Yucaipa, and reasonably acceptable to the Debtors and the Creditors’ Committee.
          (4) The Plan Supplement and the Exhibits hereto (as confirmed or approved by the Confirmation Order) shall be in form and substance satisfactory to Yucaipa (after consultation with the Debtors and the Creditors’ Committee).
          (5) The Debtors shall have obtained a written commitment for the Exit Financing in form and substance satisfactory to Yucaipa (after consultation with the Debtors and the Creditors’ Committee).
          (6) The Debtors and TNATINC shall have entered into agreements and/or the Bankruptcy Court shall have entered orders, each in form and substance satisfactory to Yucaipa and TNATINC in their respective sole discretion (which shall not have been vacated or stayed), providing individually or in combination for approval of modified collective bargaining agreements in form and substance satisfactory to each of the Plan Proponents.
     10.2 Conditions to the Effective Date. The following are conditions precedent to the Effective Date that must be (i) satisfied or (ii) waived in accordance with Section 10.3 below:
          (1) All conditions to Confirmation of this Plan set forth in Section 10.1 shall remain satisfied.
          (2) Each order of the Bankruptcy Court referred to in Section 10.1 shall have become a Final Order.
          (3) The Confirmation Order and supporting findings of fact and conclusions of law shall be entered by the Bankruptcy Court in form and substance reasonably acceptable to each of the Plan Proponents and the Creditors’ Committee and shall have become a Final Order.
          (4) All documents and agreements to be executed on the Effective Date or otherwise necessary to implement this Plan (including documents relating to the Exit Financing) shall be in form and substance that is acceptable to Yucaipa (after consultation with the Creditors’ Committee) and reasonably acceptable to the Debtors, except as otherwise specifically provided herein.
          (5) The closing and initial funding shall have occurred under the Exit Financing and all conditions precedent to the consummation thereof (other than the occurrence of the Effective Date of the Plan) shall have been waived or satisfied in accordance with the terms thereof.
          (6) The Debtors and the Plan Proponents shall have received any authorization, consent, regulatory approval, ruling, letter, opinion, or document that may be necessary to implement this Plan and that is required by law, regulation, or order (collectively, the “Authorizations”), and such Authorizations shall not have been revoked.
          (7) The New Common Stock shall have been issued in accordance with the Plan.
          (8) All other actions, documents and agreements necessary to implement the Plan as of the Effective Date shall have been delivered and all conditions precedent thereto shall have been satisfied or waived.
          (9) All corporate and other proceedings to be taken by the Debtors in connection with the Plan and Plan Supplement and the consummation of the transactions contemplated thereby and by the Plan and all documents incident thereto shall have been completed in form and substance reasonably satisfactory to Yucaipa (after consultation with the Debtors and the Creditors’ Committee), and Yucaipa shall have received all such counterpart originals or certified or other copies of the Plan and documents contemplated by the Plan and such other documents as they may reasonably request.
          (10) No event, condition or circumstance shall have occurred or arisen from the date the Plan is filed through the Effective Date which has had or could reasonably be expected to have or give rise to a Material Adverse Effect.
          (11) Subsequent to the Confirmation Date, there shall be no threatened or pending suit, action, investigation, inquiry or other proceeding by or before any court of competent jurisdiction (excluding the Chapter 11 Cases or any other proceeding disclosed by the Debtors to Yucaipa in writing prior to the hearing on the approval of the Disclosure Statement) which is likely to have a Material Adverse Effect.
          (12) The Effective Date shall have occurred prior to six months after the Confirmation Date.
          (13) The Initial Board shall have been elected or appointed as of the Effective Date, and the directors’ and officers’ liability insurance shall be available to the members of the Initial Board on terms reasonably satisfactory to Yucaipa and the Creditors’ Committee.
          (14) The members of the IBT shall have approved or ratified modified collective bargaining agreements in form and substance satisfactory to the Debtors, Yucaipa (after consultation with the Creditors’ Committee) and TNATINC.
          (15) All waiting periods imposed by applicable law (including, without limitation, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, if applicable) in connection with the consummation of the Plan and transactions contemplated thereby shall have expired or been terminated without any action having been taken by any court of competent jurisdiction restraining, preventing or imposing materially adverse conditions upon such transactions, and the Debtors and Yucaipa shall have received all material regulatory approvals required for the consummation of the Plan and the transactions contemplated thereby and for the Reorganized Debtors to continue to carry on their businesses without material change, each of which approvals shall have become final.
          (16) All other actions and documents necessary to implement the treatment of Claims and Interests set forth in this Plan shall have been effected or executed or, if waivable, waived by the Person or Persons entitled to the benefit thereof.
     10.3 Waiver of Conditions. The conditions to Confirmation of the Plan set forth in Section 10.1 or the Effective Date set forth in Section 10.2 may be waived, in whole or in part, by Yucaipa without any notice to any other parties in interest or the Bankruptcy Court and without leave or order of the Bankruptcy Court, and without any formal action other than proceeding to confirm or consummate the Plan; provided, however, that Yucaipa may not waive the conditions set forth in Sections 10.1(6) or 10.2(14) without the prior express written consent of TNATINC; provided further that

Yucaipa will not waive a condition that expressly is subject to consultation with the Debtors or the Creditors’ Committee without first consulting with the Debtors or the Creditors’ Committee. The failure to satisfy or waive any condition to the Confirmation Date or the Effective Date may be asserted by the Plan Proponents in their respective sole discretion regardless of the circumstances giving rise to the failure of such condition to be satisfied (including any action or inaction by the Plan Proponents). The failure of the Plan Proponents to exercise any of the foregoing rights shall not be deemed a waiver of any other rights, and each such right shall be deemed an ongoing right, which may be asserted at any time. Notwithstanding anything in the Plan to the contrary, if any condition, pleading, document or order is required to be acceptable to Yucaipa and reasonably acceptable to the Debtors and/or the Creditors’ Committee, and it is acceptable to Yucaipa, but the Debtors and/or the Creditors’ Committee, in the exercise of their respective fiduciary duties, find it unacceptable, the sole remedy of the Debtors and/or the Creditors’ Committee, as applicable, shall be an entitlement to withdraw their respective support for the Plan. Thereafter, and notwithstanding any such withdrawal, Yucaipa may proceed unabated with Confirmation and consummation of the Plan.
     10.4 Non-Waivable Conditions to the Effective Date. The payment in full in Cash of all amounts owed to the DIP Lenders under the DIP Loan Facility shall be a condition precedent to the occurrence of the Effective Date in accordance with Section 4.2(c) that may not be waived in whole or in part by the Plan Proponents without the written consent of the DIP Lenders or an order of the Bankruptcy Court after notice and hearing, provided, however, that to the extent there is a dispute as to amounts owed under the DIP Loan Facility, the Reorganized Debtors shall pay the undisputed portion and place the remainder in a non-interest bearing escrow pending resolution of such dispute by a Final Order.
     10.5 Effect of Failure of Conditions. In the event that all of the conditions to the Effective Date are not satisfied or waived within six months following entry of the Confirmation Order: (a) the Confirmation Order shall be vacated, (b) no distributions under the Plan shall be made, (c) the Debtors and all holders of Claims and Interests shall be restored to the status quo ante as of the day immediately preceding the Confirmation Date as though the Confirmation Date had never occurred, and (d) the Debtors’ obligations with respect to the Claims and Interests shall remain unchanged (except to the extent of any payments made after entry of the Confirmation Order but prior to the Effective Date) and nothing contained in the Plan shall constitute or be deemed a waiver or release of any Claims or Interests by or against the Debtors or any other Person or to prejudice in any manner the rights of the Debtors or any Person or Entity in any further proceedings involving the Debtors.
     10.6 Order Denying Confirmation. If an order denying confirmation of the Plan is entered by the Bankruptcy Court, then the Plan shall be null and void in all respects, and nothing contained in the Plan shall (a) constitute a waiver or release of any Claims against or Interests in the Debtors, (b) prejudice in any manner the rights of the holder of any Claim against, or Interest in, the Debtors, (c) prejudice in any manner any right, remedy or Claim of the Debtors, or (d) be deemed an admission against interest by the Debtors, Yucaipa, TNATINC or the Creditors’ Committee.

ARTICLE XI.
EFFECT OF PLAN ON CLAIMS AND INTERESTS
     11.1 Revesting of Assets. Except as otherwise explicitly provided in this Plan, on the Effective Date, all property comprising the Estates (including Retained Actions, but excluding property that has been abandoned pursuant to an order of the Bankruptcy Court) shall revest in each of the Debtors that owned such property or interest in property as of the Petition Date, free and clear of all Claims, Liens, charges, encumbrances, rights and Interests of creditors and equity security holders, except as specifically provided in this Plan. As of the Effective Date, the Reorganized Debtors may operate their businesses and use, acquire, and dispose of property and settle and compromise Claims or Interests without supervision of the Bankruptcy Court, free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than those restrictions expressly imposed by this Plan or the Confirmation Order.
     11.2 Discharge of Claims and Termination of Interests.
     Except as otherwise provided in the Plan or the Confirmation Order: (i) on the Effective Date, each Reorganized Debtor shall be deemed discharged and released from all Claims and Interests, including, but not limited to, demands, liabilities, Claims and Interests that arose before the Effective Date and all debts of the kind specified in Sections 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not: (A) a proof of Claim or proof of Interest based on such debt or Interest is Filed or deemed Filed pursuant to Section 501 of the Bankruptcy Code, (B) a Claim or Interest based on such debt or Interest is Allowed pursuant to Section 502 of the Bankruptcy Code, (C) the holder of a Claim or Interest based on such debt or Interest has accepted the Plan or (D) such Claim is listed in the Schedules; and (ii) all Persons shall be precluded from asserting against each Reorganized Debtor, its successors, or its assets or properties any other or further Claims or Interests based upon any act or omission, transaction or other activity of any kind or nature that occurred prior to the Effective Date. Except as otherwise provided in the Plan or the Confirmation Order, upon the occurrence of the Effective Date, the Confirmation Order shall act as a discharge of any and all Claims against and all debts and liabilities of the Reorganized Debtors, as provided in Sections 524 and 1141 of the Bankruptcy Code, and such discharge shall void any judgment against each Reorganized Debtor at any time obtained to the extent that it relates to a discharged Claim or terminated Interest.
     Except as otherwise provided in the Plan or in any contract, instrument, release or other agreement entered into or delivered in connection with the Plan, on the Effective Date, all mortgages, deeds of trust, Liens or other security interests against the property of any Estate shall be fully released and discharged, and all of the right, title and interest of any holder of such mortgages, deeds of trust, Liens or other security interests, including any rights to any collateral thereunder, will revert to the applicable Reorganized Debtor and its successors and assigns.
     11.3 Cancellation of Claims and Interests.

     Except with respect to Reinstated Claims, and except for purposes of evidencing a right to distributions under the Plan or otherwise provided hereunder, on the Effective Date, all agreements and other documents evidencing the Claims or rights of any holder of a Claim against the Debtors, including all notes, guarantees, mortgages, and all Interests and any options or warrants to purchase Interests, obligating the Debtors to issue, transfer or sell Interests or any other capital stock of the Debtors, shall be canceled. As of the Effective Date, all Old Common Stock shall be canceled. Notwithstanding the foregoing, on and after the Effective Date, the Prepetition Notes Indenture shall continue in effect solely for the purposes of allowing the Indenture Trustee to enforce the indemnity provisions of the Prepetition Note Indenture, to make the Distributions to be made on account of Prepetition Notes Claims under this Plan and, to the extent necessary, enforce the Indenture Trustee Charging Lien, after which point the Prepetition Notes Indenture shall be cancelled and discharged.
     11.4 Release by Debtors of Certain Parties.
     (A) EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED IN THIS PLAN, PURSUANT TO SECTION 1123(B)(3) OF THE BANKRUPTCY CODE, AS OF THE EFFECTIVE DATE, ON THE EFFECTIVE DATE, THE DEBTORS AND REORGANIZED DEBTORS, IN THEIR INDIVIDUAL CAPACITIES AND AS DEBTORS IN POSSESSION, WILL BE DEEMED TO FOREVER RELEASE, WAIVE AND DISCHARGE ALL CLAIMS, OBLIGATIONS, SUITS, JUDGMENTS, DAMAGES, DEMANDS, DEBTS, RIGHTS, CAUSES OF ACTION AND LIABILITIES (OTHER THAN THE RIGHTS OF THE DEBTORS OR REORGANIZED DEBTORS TO ENFORCE THE PLAN AND THE CONTRACTS, INSTRUMENTS, RELEASES, INDENTURES AND OTHER AGREEMENTS OR DOCUMENTS DELIVERED THEREUNDER), WHETHER LIQUIDATED OR UNLIQUIDATED, FIXED OR CONTINGENT, MATURED OR UNMATURED, KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, THEN EXISTING OR THEREAFTER ARISING, IN LAW, EQUITY OR OTHERWISE THAT ARE BASED IN WHOLE OR IN PART ON ANY ACT, OMISSION, TRANSACTION, EVENT OR OTHER OCCURRENCE TAKING PLACE ON OR PRIOR TO THE EFFECTIVE DATE IN ANY WAY RELATING TO THE DEBTORS, REORGANIZED DEBTORS, THE PARTIES RELEASED PURSUANT TO THIS SECTION 11.4, THE CHAPTER 11 CASES, THE PLAN OR THE DISCLOSURE STATEMENT, AND THAT COULD HAVE BEEN ASSERTED BY OR ON BEHALF OF THE DEBTORS OR THEIR ESTATES OR THE REORGANIZED DEBTORS, WHETHER DIRECTLY, INDIRECTLY, DERIVATIVELY OR IN ANY REPRESENTATIVE OR ANY OTHER CAPACITY, AGAINST (I) THE CURRENT DIRECTORS, OFFICERS AND EMPLOYEES OF THE DEBTORS (OTHER THAN FOR MONEY BORROWED FROM OR OWED TO THE DEBTORS BY ANY SUCH DIRECTORS, OFFICERS OR EMPLOYEES AS SET FORTH IN THE DEBTORS’ BOOKS AND RECORDS) AND THE DEBTORS’ FORMER OR CURRENT ATTORNEYS, FINANCIAL ADVISORS, INVESTMENT BANKERS, ACCOUNTANTS AND OTHER PROFESSIONALS RETAINED BY SUCH PERSON; (II) THE CREDITORS’ COMMITTEE AND ITS CURRENT AND

FORMER MEMBERS (SOLELY IN SUCH CAPACITY) THE INDENTURE TRUSTEE, ITS AND THEIR RESPECTIVE ADVISORS (INCLUDING ANY FORMER OR CURRENT ATTORNEYS, FINANCIAL ADVISORS, INVESTMENT BANKERS, ACCOUNTANTS AND OTHER PROFESSIONALS RETAINED BY SUCH PERSONS); AND (III) YUCAIPA AND TNATINC AND EACH OF THEIR RESPECTIVE AFFILIATES AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, PARTNERS, MEMBERS, MANAGERS AND ADVISORS (INCLUDING ANY ATTORNEYS, FINANCIAL ADVISORS, INVESTMENT BANKERS, ACCOUNTANTS AND OTHER PROFESSIONALS RETAINED BY SUCH PERSONS) EXCEPT CLAIMS ARISING IN THE ORDINARY COURSE OF THE DEBTORS’ BUSINESS WITH RESPECT TO EMPLOYEE MATTERS, INCLUDING WITHOUT LIMITATION ORDINARY COURSE UNION GRIEVANCES WHICH SHALL BE RESOLVED AS SET FORTH IN COLLECTIVE BARGAINING AGREEMENT BETWEEN THE DEBTORS AND THE IBT (THOSE ENTITIES IN SUBSECTIONS (I) THROUGH (III) OF THE PRECEDING SENTENCE SHALL BE REFERRED TO AS THE “DEBTOR RELEASEES”). NOTWITHSTANDING THE FOREGOING, NOTHING IN THE PLAN SHALL RELEASE ANY DEBTOR RELEASEE OTHER THAN THE PLAN PROPONENTS FROM ANY CLAIMS ASSERTED BY THE DEBTORS THAT ARE THE SUBJECT OF A PENDING LITIGATION, ADVERSARY PROCEEDING OR OTHER CONTESTED MATTER OR JUDGMENT AS OF THE EFFECTIVE DATE.
     (B) ENTRY OF THE CONFIRMATION ORDER SHALL CONSTITUTE THE BANKRUPTCY COURT’S APPROVAL, PURSUANT TO BANKRUPTCY RULE 9019, OF THE DEBTOR RELEASES SET FORTH HEREIN, WHICH INCLUDE BY REFERENCE EACH OF THE RELATED PROVISIONS AND DEFINITIONS CONTAINED IN THE PLAN, AND FURTHER SHALL CONSTITUTE THE BANKRUPTCY COURT’S FINDING THAT THE DEBTOR RELEASES ARE (A) IN EXCHANGE FOR GOOD AND VALUABLE CONSIDERATION PROVIDED BY THE DEBTOR RELEASEES, REPRESENTING GOOD FAITH SETTLEMENT AND COMPROMISE OF THE CLAIMS RELEASED BY THE DEBTOR RELEASES; (B) IN THE BEST INTERESTS OF THE DEBTORS AND ALL HOLDERS OF CLAIMS (C) FAIR, EQUITABLE AND REASONABLE; (D) APPROVED AFTER DUE NOTICE AND OPPORTUNITY FOR HEARING; AND (E) A BAR TO THE DEBTORS, THE REORGANIZED DEBTORS, OR ANY OTHER PERSON ACTING ON BEHALF OF THEM ASSERTING ANY CLAIM RELEASED BY THE DEBTOR RELEASE AGAINST ANY OF THE DEBTOR RELEASEES OR THEIR RESPECTIVE PROPERTY. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS SECTION, THE RELEASE OF THE DEBTORS’ OFFICERS, DIRECTORS AND EMPLOYEES SET FORTH ABOVE SHALL BE OF NO FORCE AND EFFECT IN FAVOR OF ANY OFFICER, DIRECTOR OR EMPLOYEE WHO ASSERTS ANY PRE-EFFECTIVE DATE CLAIM AGAINST

THE DEBTORS OR REORGANIZED DEBTORS [FOR INDEMNIFICATION]3, DAMAGES OR ANY OTHER CAUSES OF ACTION OTHER THAN FOR UNPAID COMPENSATION, WAGES OR BENEFITS THAT AROSE IN THE ORDINARY COURSE OF BUSINESS OR PURSUANT TO THE KERP APPROVED BY THE BANKRUPTCY COURT BY FINAL ORDER.
     11.5 Release by the Debtors of the DIP Lenders. PURSUANT TO SECTION 1123(b)(3) OF THE BANKRUPTCY CODE, AS OF THE EFFECTIVE DATE OF THIS PLAN, EACH OF THE DEBTORS AND EACH OTHER CREDIT PARTY (AS DEFINED BY THE DIP LOAN FACILITY), IN THEIR INDIVIDUAL CAPACITIES AND AS DEBTORS IN POSSESSION FOR AND ON BEHALF OF THEIR RESPECTIVE ESTATES, SHALL RELEASE AND DISCHARGE AND BE DEEMED TO HAVE CONCLUSIVELY, ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND FOREVER RELEASED AND DISCHARGED EACH AND EVERY DIP LENDER, AND EACH OF THEIR RESPECTIVE PRESENT OR FORMER MEMBERS, PARTNERS, OFFICERS, DIRECTORS, EMPLOYEES, ADVISORS, ATTORNEYS, REPRESENTATIVES, FINANCIAL ADVISORS, INVESTMENT BANKERS OR AGENTS AND ANY OF THEIR RESPECTIVE SUCCESSORS AND ASSIGNS (COLLECTIVELY, THE “RELEASED LENDERS”) FOR AND FROM ANY AND ALL CLAIMS, OBLIGATIONS, LIABILITIES, LOSSES, EXPENSES OR CAUSES OF ACTION OF ANY KIND OR NATURE WHATSOEVER EXISTING AS OF THE EFFECTIVE DATE OF THIS PLAN AND HOWSOEVER ARISING, INCLUDING BUT NOT LIMITED TO IN ANY MANNER ARISING FROM, BASED ON OR RELATING TO, IN WHOLE OR IN PART, THE DIP CREDIT DOCUMENTS OR THE DIP LOAN FACILITY, THE PREPETITION LOAN FACILITY, THE SUBJECT MATTER OF, OR THE TRANSACTIONS OR EVENTS GIVING RISE TO, ANY CLAIM OR INTEREST THAT IS TREATED IN THIS PLAN, THE BUSINESS OR CONTRACTUAL ARRANGEMENTS BETWEEN ANY DEBTOR AND ANY RELEASED LENDER, OR ANY ACT OR OMISSION RELATED TO THE CHAPTER 11 CASES OR THIS PLAN. THE REORGANIZED DEBTORS SHALL BE BOUND, TO THE SAME EXTENT THE DEBTORS ARE BOUND, BY ALL OF THE RELEASES SET FORTH HEREIN.
     11.6 Release by Holders of Claims and Interests.
     (1) EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED IN THIS PLAN, ON THE EFFECTIVE DATE, (a) EACH PERSON THAT VOTES TO ACCEPT THIS PLAN OR IS PRESUMED TO HAVE VOTED FOR THIS PLAN PURSUANT TO SECTION 1126(f) OF THE BANKRUPTCY CODE; (b) EACH PERSON WHO OBTAINS A RELEASE UNDER THE PLAN; AND (c) TO THE FULLEST EXTENT PERMISSIBLE UNDER APPLICABLE LAW, AS SUCH LAW MAY BE EXTENDED OR INTERPRETED SUBSEQUENT TO THE

[3]	The text in brackets remains subject to additional discussion among the Plan Proponents and may be modified or deleted prior to Confirmation.

EFFECTIVE DATE, EACH ENTITY (OTHER THAN A DEBTOR), THAT HAS HELD, HOLDS OR MAY HOLD A CLAIM OR INTEREST (EACH, A “RELEASE OBLIGOR”), IN CONSIDERATION FOR THE OBLIGATIONS OF YUCAIPA, THE DEBTORS AND THE REORGANIZED DEBTORS UNDER THIS PLAN AND THE CASH, NEW COMMON STOCK, AND OTHER CONTRACTS, INSTRUMENTS, RELEASES, AGREEMENTS OR DOCUMENTS TO BE DELIVERED IN CONNECTION WITH THIS PLAN, SHALL HAVE CONCLUSIVELY, ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND FOREVER, RELEASED AND DISCHARGED EACH PARTY RELEASED IN SECTIONS 11.4 AND 11.5 HEREOF FROM ANY CLAIM OR RETAINED ACTION EXISTING AS OF THE EFFECTIVE DATE ARISING FROM, BASED ON OR RELATING TO, IN WHOLE OR IN PART, THE SUBJECT MATTER OF, OR THE TRANSACTION OR EVENT GIVING RISE TO, THE CLAIM OF SUCH RELEASE OBLIGOR, AND ANY ACT, OMISSION, OCCURRENCE OR EVENT IN ANY MANNER RELATED TO SUCH SUBJECT MATTER, TRANSACTION OR OBLIGATION; PROVIDED, HOWEVER, THAT THIS SECTION 11.6 SHALL NOT RELEASE ANY RELEASED PARTY FROM ANY RETAINED ACTION HELD BY A GOVERNMENTAL ENTITY EXISTING AS OF THE EFFECTIVE DATE BASED ON (i) ANY CRIMINAL LAWS OF THE UNITED STATES OR ANY DOMESTIC STATE, CITY OR MUNICIPALITY OR (ii) SECTIONS 1104-1109 AND 1342(d) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED.
     11.7 Releases Reasonable; Bankruptcy Court’s Exclusive Jurisdiction Related Thereto. The Plan Proponents believe the releases set forth in the Plan are reasonable and appropriate given the extraordinary facts and circumstances of these cases. The releases and injunctions provided in Sections 11.4, 11.5 and 11.6 of the Plan are supported by the consideration provided hereunder. Any action brought against any party receiving a release hereunder for any matter or thing related to the Chapter 11 Cases or the Plan must be brought in Bankruptcy Court.
     11.8 Setoffs. The Debtors may, but shall not be required to, set off against any Claim, and the payments or other Distributions to be made pursuant to this Plan in respect of such Claim, claims of any nature whatsoever that the Debtors may have against such Holder; but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors or the Reorganized Debtors of any such claim that the Debtors or the Reorganized Debtors may have against such Holder.
     11.9 Exculpation and Limitation of Liability. The Plan Proponents, the Creditors’ Committee, the present and former members of the Creditors’ Committee in their capacities as such, the Indenture Trustee, in its capacity as such, and the Released Lenders, and any of such parties’ respective current and/or post-Petition Date and pre-Effective Date affiliates, members, officers, directors, employees, advisors, attorneys, representatives, financial advisors, investment bankers, or agents and any of such parties’ successors and assigns, shall not have or incur, and are hereby released from, any claim, obligation, cause of action, or liability to one another or to any Holder of any Claim or Interest, or any other party-in-interest, or any of their respective agents, employees, representatives, financial advisors, attorneys, or Affiliates, or any of their successors or assigns, for any act or omission in connection with, relating to, or arising out of the Chapter 11 Cases, the negotiation and filing of this Plan, the provision of post-petition financing, the filing of the Chapter 11 Cases, the settlement of claims or renegotiation of executory contracts and leases, the pursuit of confirmation of this Plan, the consummation of this Plan, or the administration of this Plan or the property to be distributed under this Plan, except for their willful misconduct or gross negligence, and in all respects shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities under this Plan (collectively, the “Exculpated Claims”). No Holder of any Claim or Interest, or other party in interest, none of their respective agents, employees, representatives, financial advisors, attorneys, or Affiliates, and no successors or assigns of the foregoing, shall have any right of action against the Plan Proponents, the Creditors’ Committee, the present and former members of the Creditors’ Committee in their capacities as such, the Indenture Trustee, in its capacity as such, and the Released Lenders, and any of such parties’ respective current and/or post-Petition Date and pre-Effective Date affiliates, members, officers, directors, employees, advisors, attorneys, representatives, financial advisors, investment bankers, or agents and any of such parties’ successors and assigns with respect to the Exculpated Claims.
     11.10 Injunction. The Confirmation Order will permanently enjoin the commencement or prosecution by any Person or entity, whether directly, derivatively or otherwise, of any Claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action or liabilities released pursuant to the Plan, including but not limited to the Claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action or liabilities released in Sections 11.4, 11.5 and 11.6 of the Plan.
     11.11 Effect of Confirmation.
          (1) Binding Effect. On the Confirmation Date, the provisions of this Plan shall be binding on the Debtors, the Estates, all Holders of Claims against or Interests in the Debtors, and all other parties-in-interest whether or not such Holders are Impaired and whether or not such Holders have accepted this Plan.
          (2) Effect of Confirmation on Automatic Stay. Except as provided otherwise in this Plan, from and after the Effective Date, the automatic stay of Section 362(a) of the Bankruptcy Code shall terminate.
          (3) Filing of Reports. The Reorganized Debtors shall file all reports and pay all fees required by the Bankruptcy Code, Bankruptcy Rules, U.S. Trustee guidelines, and the rules and orders of the Bankruptcy Court.
          (4) Post-Confirmation Date Retention of Professionals. Upon the Confirmation Date, any requirement that professionals comply with Sections 327 through 331 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date will terminate, and the Reorganized Debtors may employ and pay professionals in the ordinary course of business.
ARTICLE XII.
RETENTION AND SCOPE OF JURISDICTION OF THE BANKRUPTCY COURT
     12.1 Retention of Jurisdiction. Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court will have or retain jurisdiction over the Chapter 11 Cases after the Effective Date as is legally permissible, including jurisdiction for the following purposes:
          (1) To allow, disallow, determine, liquidate, classify, subordinate, estimate or establish the priority or secured or unsecured status of any Claim or Interest, including the resolution of any request for payment of any Administrative Expense Claim, the resolution of any objections to the allowance, classification or priority of Claims or Interests and the resolution of any dispute as to the treatment necessary to Reinstate or render Unimpaired a Claim or Interest pursuant to the Plan, as well as the approval of the Indenture Trustee Fees and Expenses, to the extent of any dispute between the Indenture Trustee and the Plan Proponents;
          (2) To establish a date or dates by which objections to Claims must be filed to the extent not established herein;
          (3) To establish the amount of any reserve required to be withheld from any distribution under this Plan on account of any disputed, contingent or unliquidated claim.
          (4) To resolve all matters related to the rejection, and assumption and/or assignment of any Executory Contract or Unexpired Lease to which any Debtor is a party or with respect to which any Debtor or Reorganized Debtor may be liable and to hear, determine and, if necessary, liquidate any Claims arising therefrom including any Cure Amount Claims;
          (5) To hear and rule upon all Retained Actions, Avoidance Actions and other Causes of Action commenced and/or pursued by the Debtors and/or the Reorganized Debtors;
          (6) To decide or resolve any motions, adversary proceedings, contested or litigated matters and any other matters, and grant or deny applications involving the Debtors that may be pending on the Effective Date or brought thereafter;
          (7) To hear and rule upon all applications for Professional Compensation;
          (8) To modify the Plan before or after the Effective Date pursuant to Section 1127 of the Bankruptcy Code, modify the Disclosure Statement, the Confirmation Order or any contract, instrument, release or other agreement or document entered into or delivered in connection with the Plan, the Disclosure Statement or the Confirmation Order; or remedy any defect or omission or reconcile any inconsistency in any Bankruptcy Court order, the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release or other agreement or document entered into, delivered or created in connection with the Plan, the Disclosure Statement or the Confirmation Order, in such manner as may be necessary or appropriate to consummate or carry out the intent and purpose the Plan; provided, however, that without the consent of TNATINC and Yucaipa, there shall be no modification of the Collective Bargaining Agreement between the Debtors and the IBT, as assumed and assigned pursuant to the terms of the Plan.
          (9) To enter such orders as may be necessary or appropriate to implement or consummate the provisions of the Plan and all contracts, instruments, releases and other agreements or documents entered into or delivered in connection with the Plan, the Disclosure Statement or the Confirmation Order, as well as to ensure that Distributions to Holders of Allowed Claims are accomplished pursuant to the provisions of the Plan;
          (10) To issue injunctions, enforce the injunctions contained in the Plan and the Confirmation order, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any Entity with consummation, implementation or enforcement of the Plan or the Confirmation Order;
          (11) To enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason or in any respect modified, stayed, reversed, revoked or vacated or Distributions pursuant to the Plan are enjoined or stayed;
          (12) To make such determinations and enter such orders as may be necessary to effectuate all the terms and conditions of this Plan, including the Distribution of funds from the Estates and the payment of claims;
          (13) To resolve any cases, controversies, suits or disputes that may arise in connection with the consummation, interpretation or enforcement of the Plan or any contract, instrument, release or other agreement or document that is entered into or delivered pursuant to the Plan or any Entity’s rights arising from or obligations incurred in connection with the Plan or such documents;
          (14) To determine any suit or proceeding brought by the Debtors and/or the Reorganized Debtors to recover property under any provisions of the Bankruptcy Code;
          (15) To determine matters concerning state, local and federal taxes in accordance with Sections 346, 505 and 1146 of the Bankruptcy Code, including any Disputed Claims for taxes; and to determine and declare any tax effects under this Plan;
          (16) To determine any matters that may arise in connection with or relate to the Plan, the Disclosure Statement, the Confirmation Order or any contract,

instrument, release or other agreement or document entered into or delivered in connection with the Plan, the Disclosure Statement or the Confirmation Order;
          (17) To determine any other matters as may be authorized by or under the provisions of the Bankruptcy Code; and
          (18) To enter a Final Decree closing the Chapter 11 Cases.
     The foregoing list is illustrative only and not intended to limit in any way the Bankruptcy Court’s exercise of jurisdiction. If the Bankruptcy Court abstains from exercising jurisdiction or is otherwise without jurisdiction over any matter arising out of the Chapter 11 Cases, including without limitation the matters set forth in this Article, this Article shall have no effect upon and shall not control, prohibit or limit the exercise of jurisdiction by any other court having competent jurisdiction with respect to such matter.
     12.2 Alternative Jurisdiction. In the event that the Bankruptcy Court is found to lack jurisdiction to resolve any matter, then the District Court shall hear and determine such matter. If the District Court does not have jurisdiction, then the matter may be brought before any court having jurisdiction with regard thereto.
     12.3 Final Decree. The Bankruptcy Court may, upon application of the Reorganized Debtors at any time after 120 days after the Confirmation Date, enter a final decree in these cases, notwithstanding the fact that additional funds may eventually be distributed to parties in interest. In such event, the Bankruptcy Court may enter an Order closing these cases pursuant to Section 350 of the Bankruptcy Code, provided, however, that: (a) the Reorganized Debtors shall continue to have the rights, powers, and duties set forth in this Plan; (b) any provision of this Plan requiring the absence of an objection shall no longer be required, except as otherwise ordered by the Bankruptcy Court; and (c) the Bankruptcy Court may from time to time reopen the Chapter 11 Cases if appropriate for any of the following purposes: (1) administering Assets; (2) entertaining any adversary proceedings, contested matters or applications the Debtors have brought or bring with regard to the liquidation of Assets and the prosecution of Causes of Action; (3) enforcing or interpreting this Plan or supervising its implementation; or (4) for other cause.
ARTICLE XIII.
MISCELLANEOUS PROVISIONS
     13.1 Modification of the Plan. Yucaipa, after consultation with the Debtors and the Creditors’ Committee, reserves the right in accordance with Section 1127 of the Bankruptcy Code to modify, alter or amend this Plan at any time before its substantial consummation; provided, however, that any such modification, alteration or amendment does not negatively impact the amended terms of the Collective Bargaining Agreement with the IBT, as described in Exhibit G to the Disclosure Statement. Subject to the limitations contained herein, Yucaipa may modify, alter or amend this Plan in accordance with this paragraph, before or after confirmation, without notice or hearing, or after such notice and hearing as the Bankruptcy Court deems appropriate, if the Bankruptcy Court finds that the modification, alteration or amendment does not materially and adversely affect the rights of any parties in interest which have not had notice and an opportunity to be heard with regard thereto. In the event of any modification, alteration or amendment on or before confirmation, any votes to accept or reject this Plan shall be deemed to be votes to accept or reject this Plan as modified, unless the Bankruptcy Court finds that the modification, alteration or amendment materially and adversely affects the rights of parties in interest which have cast said votes.
     13.2 Revocation of the Plan. The Plan Proponents reserve the right to revoke or withdraw the Plan prior to the Confirmation Date. If the Plan Proponents revoke or withdraw the Plan, or if Confirmation does not occur or if the Plan does not become effective, then the Plan shall be null and void, and nothing contained in the Plan or Disclosure Statement shall: (a) constitute a waiver or release of any Claims by or against, or any Interests in, the Debtors; (b) constitute an admission of any fact or legal conclusion by the Plan Proponents or any other Entity; or (c) prejudice in any manner the rights of the Plan Proponents or any other party, including the Creditors’ Committee, in any related or further proceedings.
     13.3 Exemption From SEC Registration. The issuance of New Common Stock shall be made pursuant to Section 1145 of the Bankruptcy Code and shall be exempt from registration. Except with respect to securities held by any entity that is an “underwriter” as that term is defined in section 1145(b) of the Bankruptcy Code, the securities to be issued in reliance upon the exemption set forth in section 1145 of the Bankruptcy Code shall be freely tradeable.
     13.4 Exemption from Securities Laws. The entry of the Confirmation Order shall be (1) a final determination of the Bankruptcy Court that the New Common Stock authorized, issued or distributed pursuant to this Plan, is entitled to all of the benefits and exemptions provided by Section 1145 of the Bankruptcy Code, (2) a final determination of the Bankruptcy Court that the New Common Stock is entitled to the exemptions from federal and state securities registration available under Section 4(2) of the Securities Act of 1933, as amended, Rule 701 and/or Regulation D of the Securities and Exchange Commission, and similar provisions of state securities law, and (3) deemed to incorporate the provisions of this Article XIII as mixed findings of fact and conclusions of law.
     13.5 Initial Offer and Sale Exempt from Registration. Section 5 of the Securities Act and any State or local law requiring registration for the offer or sale of a security or registration or licensing of an issuer or, underwriter or, or broker or dealer in, a security, do not apply to the offer or sale of any New Common Stock in accordance with the Plan.
     13.6 Applicable Law. Unless a rule of law or procedure is supplied by (i) federal law (including the Bankruptcy Code and Bankruptcy Rules), or (ii) an express choice of law provision in any agreement, contract, instrument or document provided for, or executed in connection with, the Plan, the rights and obligations arising under the Plan and any agreements, contracts, documents and instruments executed in connection with the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of New York without giving effect to the principles of conflict of laws thereof.
     13.7 Plan Supplement. The Plan Supplement will contain forms of the (a) Amended By-Laws, (b) Amended Governing Documents, (c) proposed Confirmation Order and (d) terms of the Exit Financing. The Plan Supplement shall be in form and substance satisfactory to each of the Plan Proponents and shall be filed with the Bankruptcy Court ten days prior to the Confirmation Hearing. Notwithstanding the foregoing, subject to any express limitations set forth herein, the Plan Proponents may amend the Plan Supplement and any attachments thereto, through and including the Confirmation Date, so long as such amendments are satisfactory in form and substance to the Plan Proponents and the Creditors’ Committee (except with respect to those documents where the Plan grants the Creditors’ Committee only the right of consultation).
     13.8 Filing or Execution of Additional Documents. On or before the Effective Date, the Plan Proponents shall File or execute, as appropriate, such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan.
     13.9 Withholding and Reporting Requirements. In connection with the Plan and all instruments issued in connection therewith and distributions thereon, to the extent applicable and except as provided in the Plan, the Reorganized Debtors shall comply with all withholding and reporting requirements imposed by any federal, state, local or foreign taxing authority and all distributions thereunder shall be subject to any such withholding and reporting requirements.
     13.10 Waiver of Rule 62(a) of the Federal Rules of Civil Procedure. The Plan Proponents may request that the Confirmation Order include (a) a finding that Rule 62(a) of the Federal Rules of Civil Procedure shall not apply to the Confirmation Order, and (b) authorization for the Debtors to consummate the Plan immediately after the entry of the Confirmation Order.
     13.11 Allocation of Plan Distributions between Principal and Interest. To the extent that any Allowed Claim entitled to a Distribution under this Plan is composed of indebtedness and accrued but unpaid interest thereon, such distribution shall, to the extent permitted by applicable law, be allocated for United States federal income tax purposes to the principal amount of the Claim first and then, to the extent the consideration exceeds the principal amount of the Claim, to the portion of the Claim representing accrued but unpaid interest.
     13.12 Dissolution of Creditors’ Committee. On the Effective Date, the Creditors’ Committee shall dissolve automatically, whereupon its members, professionals, and agents shall be released and discharged from any further duties and responsibilities in the Chapter 11 Cases and under the Bankruptcy Code. The Professionals retained by the Creditor’s Committee and the members thereof will not be entitled to assert any claim for any services rendered or expenses incurred after the Effective Date, except for reasonable services rendered and expenses incurred in connection with the consummation of the Plan and any applications for allowance of compensation and reimbursement of expenses of Creditors’ Committee members or professionals pending on the Effective Date or Filed and served after the Effective Date pursuant to Section 4.2.
     13.13 Preparation of Estates’ Returns and Resolution of Tax Claims. The Debtors or Reorganized Debtors shall file all tax returns and other filings with governmental authorities and may file determination requests under Section 505(b) of the Bankruptcy Code to resolve any Disputed Claim relating to taxes with a governmental authority. The Reorganized Debtors are hereby authorized to request an expedited determination under Section 505(b) of the Bankruptcy Code of the tax liability of the Debtors for all taxable periods ending after the Petition Date through and including the Effective Date.
     13.14 Headings. The headings of the Articles and the Sections of this Plan have been used for convenience only and shall not limit or otherwise affect the meaning thereof.
     13.15 Confirmation of Plans for Separate Debtors. In the event the Plan Proponents are unable to confirm this Plan with respect to all Debtors, the Plan Proponents reserve the right, unilaterally and unconditionally, to proceed with this Plan with respect to any Debtor for which the confirmation requirements of the Bankruptcy Code are met.
     13.16 No Admissions; Objection to Claims. Notwithstanding anything herein or in the Disclosure Statement to the contrary, nothing contained herein or in the Disclosure Statement shall be deemed to be an admission by any Plan Proponent with respect to any matter set forth herein including, without limitation, liability on any Claim or Interest or the propriety of the classification of any Claim or Interest. The Plan Proponents are not bound by any statements herein or in the Disclosure Statement as judicial admissions.
     13.17 Survival of Settlements. Except as specifically set forth in the Plan, all Bankruptcy Court-approved settlements shall survive consummation of the Plan.
     13.18 No Waiver. Neither the failure of a Debtor to list a Claim in the Debtor’s Schedules, the failure of a Debtor to object to any Claim or Interest for purposes of voting, the failure of a Reorganized Debtor to object to a Claim, Administrative Expense Claim or Interest prior to the Confirmation Date or the Effective Date, the failure of a Debtor to assert a Retained Action prior to the Confirmation Date or the Effective Date, the absence of a proof of Claim having been filed with respect to a Claim, Administrative Expense Claim, Interest or Retained Action other than a legally effective express waiver or release shall be deemed a waiver or release of the right of a Debtor or its successors, before or after solicitation of votes on the Plan or before or after the Confirmation Date or the Effective Date to (a) object to or examine such Claim, Administrative Expense Claim or Interest, in whole or in part or (b) retain and either assign or exclusively assert, pursue, prosecute, utilize, otherwise act or otherwise enforce any Retained Action.
     13.19 No Bar to Suits. Neither this Plan nor confirmation hereof shall operate to bar or estop the Debtors or Reorganized Debtors from commencing any Retained Action, or any other legal action against any Holder of a Claim or Interest or any individual, corporation, partnership, trust, venture, governmental unit, or any other form of legal Entity, whether such Retained Action, or any other legal action arose prior to or after the Confirmation Date and whether or not the existence of such Retained Action, or any other legal action was disclosed in any Disclosure Statement filed by the Debtors in connection with this Plan or whether or not any payment was made or is made on account of any Claim.
     13.20 Successors and Assigns. The rights, benefits and obligations of any Entity named or referred to in the Plan will be binding on, and will inure to the benefit of, any heir, executor, administrator, successor, or assign of such Entity.
     13.21 Severability of Plan Provisions. If prior to Confirmation any term or provision of the Plan that does not govern the treatment of Claims or Interests is held by the Bankruptcy Court to be invalid, void or unenforceable, at the request of the Plan Proponents, the Bankruptcy Court shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of the Plan shall remain in full force and effect and shall in no way be affected, Impaired or invalidated by such holding, alteration or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.
     13.22 Post-Effective Date Effect of Evidences of Claims or Interests. Notes, bonds, stock certificates and other evidences of Claims against or Interests in the Debtors, and all instruments of the Debtors (in either case, other than those executed and delivered as contemplated hereby in connection with the consummation of the Plan), shall, effective upon the Effective Date, represent only the right to participate in the distributions contemplated by the Plan.
     13.23 Conflicts. In the event that provisions of the Disclosure Statement and provisions of this Plan conflict, the terms of this Plan shall govern.
     13.24 Exhibits/Schedules. All exhibits and schedules to this Plan and the Disclosure Statement, including, without limitation, the Plan Supplement, and all attachments thereto, are incorporated into and are a part of this Plan as if set forth in full herein.

     13.25 No Injunctive Relief. Except as otherwise provided in the Plan or Confirmation Order, no Holder of a Claim or Interest shall under any circumstances be entitled to specific performance or other injunctive, equitable, or other prospective relief with respect to such Claim or Interest.
     13.26 Rounding. All amounts set forth herein, including, without limitation, with respect to shares, dollar amounts and percentages, shall be subject to rounding and other immaterial changes.
     13.27 Saturday, Sunday or Legal Holiday. If any payment or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date.
     13.28 Entire Agreement. This Plan (together with the Exhibits and schedules hereto and the Plan Supplement) sets forth the entire agreement and undertaking relating to the subject matter hereof and supersedes all prior discussions and documents. The Debtors’ Estates shall not be bound by any terms, conditions, definitions, warranties, understandings, or representations with respect to the subject matter hereof, other than as expressly provided for herein.
     13.29 Service of Certain Plan Exhibits and Disclosure Statement Exhibits. Because the Exhibits to the Plan are voluminous, the Exhibits are not being served with copies of the Plan and Disclosure Statement. Any party in interest may view the Plan Exhibits at the following website: www.administar.net/allied. Copies are also available upon request to Debtors’ or the Plan Proponents’ respective counsel. Please direct such requests to: [telephone number] or [email address].
     13.30 Service of Documents. Any pleading, notice or other document required by the Plan or Confirmation Order to be served on or delivered to the Debtors, the Reorganized Debtors, Yucaipa, TNATINC, the Creditors’ Committee or the DIP Lenders must be sent by overnight delivery service, facsimile transmission, courier service or messenger to:

The Debtors	The Creditors’ Committee
Ezra H. Cohen, Esq.	Jonathan B. Alter, Esq.
Jeffrey W. Kelley, Esq.	William F. Govier, Esq.
Harris B. Winsberg, Esq.	Richard H. Agins, Esq.
Troutman Sanders LLP	Bingham McCutchen LLP
600 Peachtree Street, N.E. — Suite 5200	One State Street
Atlanta, Georgia 30308	Hartford, CT 06105
Facsimile No.: (404) 885-3900	Facsimile No.: (860) 240-2818

The DIP Lenders	The United States Trustee
Jesse H. Austin, III, Esq.	R. Jeneane Treace, Esq.
Paul, Hastings, Janofsky & Walker LLP	Office of the United States Trustee
600 Peachtree Street, N.E.	75 Spring Street, S.W., Suite 362
Suite 2400	Atlanta, Georgia 30303
Atlanta, GA 30308-2222	Facsimile No.: (404) 331-4464
Facsimile No.: (404) 685-5208

Yucaipa and the Reorganized Debtors	TNATINC
Robert A. Klyman, Esq.	Frederick Perillo, Esq.
Latham & Watkins LLP	Previant, Goldberg, Uelmen, Gratz, Miller &
633 West Fifth Street, Suite 4000	Brueggeman, S.C.
Los Angeles, CA 90071	1555 N. River Center Dr., Suite 202
Facsimile No.: (213) 891-8763	Milwaukee, WI 53212
Facsimile No.: (414) 271-6308

     Dated this 2nd day of March, 2007.
Allied Holdings, Inc., as agent and attorney-in fact for each of the Debtors

By:	/s/
Name: Thomas H. King
Title: Executive Vice President and Chief Financial Officer

Yucaipa American Alliance Fund I, LP and Yucaipa American Alliance (Parallel) Fund I, LP

By:	/s/
Name: Robert P. Bermingham
Title: Vice President

Teamsters National Automobile Transportation Industry Negotiating Committee

By:	/s/
Name: Fred Zuckerman
Title: Co-Chair of TNATINC